Dated 6 July 2021
THE INSTITUTIONAL SELLERS THE MANAGEMENT SELLERS AXALTA COATING SYSTEMS UK HOLDING LIMITED and AXALTA COATING SYSTEMS LTD. SALE AND PURCHASE AGREEMENT relating to U-POL HOLDINGS LIMITED

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ACTIVE/110746680.7

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Documents in the agreed form:

1.    Minority SPA
2.    Disclosure Letter
3.    Data Room Documents index
4.    Deed of Termination
5.    Stock transfer forms
6.    Indemnities for lost share certificates
7.    Voting powers of attorney
8.    Resignation letters
9.    Company board resolutions

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THIS AGREEMENT is made as a deed on ___6 July_____________ 2021
BETWEEN:
(1)    THE PERSONS whose names and addresses are set out in Part 1 of Schedule 1 (each an “Institutional Seller” and together, the “Institutional Sellers”);
(2)    THE PERSONS whose names and addresses are set out in Part 2 of Schedule 1 (each a “Management Seller” and together, the “Management Sellers”),
    (the Institutional Sellers and the Management Sellers being together the “Sellers”);
(3)    AXALTA COATING SYSTEMS UK HOLDING LIMITED, a company incorporated in England with registered number 08330148 and whose registered office is at Unit 1 Quadrant Park, Mundells, Welwyn Garden City, Hertfordshire, AL7 1FS (the “Buyer”); and
(4)    AXALTA COATING SYSTEMS LTD., a company incorporated in Bermuda with registered number 46832 and whose principal executive office is at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103 (the “Guarantor”).
RECITALS:
(A)    The Company is incorporated in England as a private limited company with registered number 07330142. The issued share capital of the Company as at the date of this Agreement is set out in Part 1 of Schedule 3.
(B)    The Sellers have agreed to sell to the Buyer and the Buyer has agreed to purchase the Shares for the Consideration and otherwise in the manner and on and subject to the terms of this Agreement.
(C)    In addition, as of Completion, the Buyer will acquire the Minority Shares pursuant to the terms of the Minority SPA.
(D)    The Guarantor is the ultimate parent company of the Buyer and has agreed to guarantee the obligations of the Buyer under this Agreement. The Guarantor is a party to this Agreement solely for the purposes set out in clauses 11 (Guarantor’s Warranties), 15 (Buyer Guarantee), 28 (Notices) and Part 5 of Schedule 5 (Guarantor’s Warranties).
OPERATIVE PROVISIONS:
1.    DEFINITIONS AND INTERPRETATION
1.1    In this Agreement, unless the context requires otherwise, the capitalised terms set out below have the following meanings:
“A Loan Notes” means the loan notes issued pursuant to the A Loan Note Instrument;
“A Loan Note Instrument” means the loan note instrument constituting the issue of up to £127,537,690 unsecured A loan notes of U-POL Finco Limited dated 6 September 2010 (as amended and/or restated from time to time);
“Accounting Standards” means the United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, comprising FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”);
“Accounts” means the audited consolidated financial statements of the Group for the accounting reference period ended on the Accounts Date, a copy of which is included at document 2.2.3 in the Data Room;

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“Accounts Date” means 31 December 2020;
“Act” means the Companies Act 2006;
“Additional Consideration” means the aggregate amount equal to the daily rate of £47,278.28 multiplied by the number of days from (and including) the Locked Box Date up to (but excluding) the Completion Date;
“Additional Leakage” has the meaning given to it in clause 8.6;
“Affiliate” means an associated undertaking within the meaning of section 479 of the Act;
“Agreement” means this sale and purchase agreement, including the introduction and the Schedules, as amended or restated from time to time;
“Announcement” means the press announcement in the agreed form relating to the Transaction;
“Articles of Association” means the articles of association of the Company as in force at the date of this Agreement;
“Authorities” has the meaning given to it in paragraph 16.1 of Part 2 of Schedule 5;
“B Loan Notes” means the loan notes issued pursuant to the B Loan Note Instrument;
“B Loan Note Instrument” means the loan note instrument constituting the issue of up to £4,049,693 unsecured B loan notes of U-POL Finco Limited dated 6 September 2010 (as amended and/or restated from time to time);
“Bank Indebtedness” means the aggregate amount owing by the Group Companies under the Senior Facilities Agreement as at the Completion Date (including, without limitation, amounts of principal debt, accrued interest, accrued fees, costs and charges and any early repayment or redemption penalties due as a result of the repayment of such amount at Completion or the termination of any hedging arrangements), as notified to the Buyer in accordance with clause 6.3;
“Bespoke Agreement” has the meaning given to it in paragraph 9.2(a)(iii) of Part 2 of Schedule 5;
“Business” means, collectively, the businesses of the Company and of each of the Subsidiaries at the Completion Date;
“Business Day” means a day other than a Saturday, Sunday or public holiday in England;
“Business IP” means all Intellectual Property Rights which are owned or used in the Business by the Group Companies;
“Business Warranties” means the statements set out in Part 2 and Part 3 of Schedule 5, and each a “Business Warranty”;
“Business Warranty Claim” means any claim made by or on behalf of the Buyer for a breach of a Business Warranty;
“Buyer’s Group” means the Buyer and its Affiliates from time to time, including, after Completion, each Group Company;
“Buyer’s Solicitors” means Morrison & Foerster LLP of The Scalpel, 52 Lime Street, London EC3M 7AF;

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“Buyer’s Warranties” means the statements set out in Part 4 of Schedule 5;
“Claim” means any claim made by or on behalf of the Buyer for a breach of any Transaction Document or a Tax Covenant Claim;
“CMA” means the UK Competition and Markets Authority;
“Code” means the US Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time;
“Company” means U-POL Holdings Limited, short particulars of which are set out in Part 1 of Schedule 3;
“Competition Authority” means any person, governmental body, agency or authority which is or was responsible for conducting investigations pursuant to, monitoring compliance with and/or upholding and enforcing Competition Law, including, but not limited to, the CMA, its predecessors the UK Office of Fair Trading and the UK Competition Commission, the relevant UK Secretary of State, the Commission of the European Union and the EFTA Surveillance Authority;
“Competition Law” means the competition or antitrust laws which are, or have been, applicable in any jurisdiction in which the Group conducts the Business, including, but not limited to, Articles 101 and 102 of the Treaty on the Functioning of the European Union and Chapters I and II of the Competition Act 1998;
“Completion” means completion of the sale and purchase of the Shares in accordance with the terms of clause 7;
“Completion Date” means the date of Completion;
“Condition” has the meaning given to it in clause 4.1;
“Confidentiality Agreement” means the confidentiality agreement between the Company and Axalta Coating Systems UK Holding Limited dated 25 February 2021;
“Confidential Information” means all technical, financial, commercial and other information of a confidential nature relating to the Business, including trade secrets, know-how, inventions, product information and information relating to current and/or prospective suppliers, distributors and customers;
“Connected Person” means:
(a)    in the case of a person which is a body corporate: (i) any subsidiary or holding company of that person and any subsidiary of any such holding company; or (ii) any trustee or nominee acting on its behalf in each case from time to time;
(b)    in the case of an Institutional Seller: (i) any member of such Institutional Seller’s Group; or (ii) any limited partner or direct holder of interests in such Institutional Seller; and
(c)    in the case of a person who is a natural person: (i) any spouse and/or lineal descendants by blood or adoption; (ii) any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settlor; or (iii) any body corporate Controlled by that person, but provided always that for the purposes of this Agreement:

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(d)    no member of the Group shall be, or shall be deemed to be, a Connected Person of any Seller; and
(e)    no Seller shall be deemed to be a Connected Person of any other Seller as a result of them being holders of shares or other securities in the Company or any Group Company;
(f)    no portfolio company of an Institutional Seller shall be, or shall be deemed to be, a Connected Person of an Institutional Seller;
“Consideration” has the meaning given to it in clause 3.1;
“Control” means in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:
(a)    by means of the holding of more than 50% of the issued shares, or the possession of more than 50% of the votes at any general meeting of that body corporate; or
(b)    by virtue of any powers (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove more than 50% of the members of the board of directors or other governing body of that entity or partnership;
“Covenantors” means each of the Management Sellers;
“CTA 2010” means Corporation Tax Act 2010;
“D&O Tail Policy” has the meaning given to it in clause 17.2;
“Data Protection Legislation” means all applicable Laws and all legally binding codes of practices and guidelines relating to or applying to data protection and privacy, including the collection, use, disclosure, transfer (including cross-border transfer), transmission, security, storage, disposal, or other processing of personal data or personal information (including the privacy of electronic communications) in any jurisdiction that are applicable from time to time to any Group Company (or any part of the Business), including but not limited to the UK Data Protection Act 2018, the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”), the GDPR as enshrined into laws of the United Kingdom, and the Privacy and Electronic Communications (EC Directive) Regulations 2003;
“Data Room” means the online data room for Project Diamond hosted by Datasite, access to which has been made available to the Buyer;
“Data Room Documents” means the documents made available to the Buyer and its advisers via the Data Room, an index of which in the agreed form is attached to the Disclosure Letter;
“Deed of Release” means a deed of release in respect of the Bank Indebtedness and all Encumbrances granted by Group Companies in order to provide security in respect of the Bank Indebtedness (in a form to be approved by the Buyer, such approval not to be unreasonably withheld);
“Deed of Termination” means a deed in the agreed form to be entered into on Completion in respect of the termination of the Existing Shareholders’ Agreement;
“De Minimis Claim” has the meaning given to it in paragraph 5.2 of Schedule 7;
“Disclosed” means fairly disclosed with sufficient detail to allow a reasonable buyer to make an informed assessment of the nature and scope of the matter concerned;

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“Disclosed Transaction Costs” means the Transaction Costs of the Sellers, which are notified to the Buyer in accordance with clause 6.3;
“Disclosure Documents” means:
(a)    the Disclosure Letter;
(b)    the information memorandum in relation to the Business prepared in connection with the Transaction;
(c)    the Data Room Documents; and
(d)    the VDD Reports;
“Disclosure Letter” means the letter in the agreed form of the same date as this Agreement including any documents annexed thereto from the Warrantors to the Buyer relating to the Business Warranties;
“Due Diligence Investigation” has the meaning given to it in clause 10.2;
“Dunedin” means Dunedin Buyout Fund II LP;
“Employees” means those persons who at the date of this Agreement are employed by the Group pursuant to a contract of employment with a Group Company or as at-will employees of a Group Company;
“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, or other encumbrance or security interest having similar effect;
“Environment” means all or any part of the air (including the air within buildings and manmade or natural structures above or below ground), water and land;
“Environmental Consents” has the meaning given to it in paragraph 15.9 of Part 2 of Schedule 5;
“Environmental Law” means all Laws relating to the protection, prevention of pollution or remediation of the Environment applicable to the Group in any jurisdiction in which the Group conducts the Business;
“ERISA” means the US Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder, all as in effect from time to time;
“ERISA Affiliate” means any person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code;
“Excess Amount” has the meaning given to it in clause 3.4;
“Exchange Rate” means, in relation to any currency to be converted into or from pounds sterling for the purposes of this Agreement, the spot rate of exchange (closing mid-point) for that currency into or, as the case may be, from pounds sterling, as published in the London edition of The Financial Times first published after the relevant date;
“Existing Shareholders’ Agreement” means the investment agreement in relation to the Company entered into between (1) the Investors, (2) the Managers, (3) the Other Shareholders, (4) the Company and (5) Midco (each as defined therein) dated 6 September 2010 (as amended, restated or adhered to from time to time);

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“Export Controls” means all export control Laws and regulations of any country having jurisdiction over the business activities of any Group Company;
“Fund” means any unit trust, investment trust, investment company, limited partnership, general partnership, collective investment scheme, pension fund, authorised person under the Financial Services and Markets Act 2000, or any body corporate or other entity, in each case the assets of which are managed professionally for investment purposes;
“Furlough Scheme” has the meaning given to it in paragraph 14.1(f) of Part 2 of Schedule 5;
“Governmental Entity” means any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority;
“Graphite” means each Institutional Seller other than Dunedin;
“Group” means all of the Group Companies taken as a whole;
“Group Companies” means the Company and the Subsidiaries, and each a “Group Company”;
“Guarantor’s Warranties” means the statements set out in Part 5 of Schedule 5;
“Hardware” means the computer systems and networks used by the Group, excluding the Software;
“Harm” has the meaning given to it in paragraph 15.8 of Part 2 of Schedule 5;
“Hazardous Substances” has the meaning given to it in paragraph 15.8 of Part 2 of Schedule 5;
“Health and Safety Consents” has the meaning given to it in paragraph 15.11 of Part 2 of Schedule 5;
“Health and Safety Law” means all international, European Union, national, federal, state or local Laws (including common and statute law and civil and criminal law) and all subordinate legislation and regulatory codes of practice (including statutory instruments, guidance notes, permits, circulars, industry agreements, directives, decisions, regulations, treaties and conventions) relating to human health and safety or the condition of the workplace which are binding on each Group Company;
“Institutional Seller’s Group” means:
(a)    in respect of Graphite:
(i)    its Affiliates;
(ii)    any of its managers, advisers, general partners, or nominees; and
(iii)    any Fund managed or advised by Graphite Capital Management LLP or its Affiliates from time to time;
(b)    in respect of Dunedin:
(i)    its Affiliates;
(ii)    any of its managers, advisers, general partners, or nominees; and

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(iii)    any Fund managed or advised by Dunedin LLP or its Affiliates from time to time;
“Intellectual Property Rights” means any and all trade marks, service marks, trade names, business names, logos, get-up, patents, utility models, supplementary protection certificates, rights in inventions, discoveries and improvements, registered and unregistered design rights, copyright and related rights (including rights in computer programs), database rights, know-how, rights in goodwill (including the right to sue for past, present and future infringements), domain names and URLs, rights to sue for passing off and in unfair competition, rights in opposition proceedings and all other similar rights in any part of the world including where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;
“Interest Amount” means the amount of interest paid, or accrued but unpaid, on all Loan Notes (including for the avoidance of doubt any PIK Notes) in respect of the period from (but excluding) the Locked Box Date up to and including the Completion Date;
“IRS” means the United States Internal Revenue Service;
“IT Systems” means the Software and the Hardware;
“Law” or “Laws” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, bye-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Agreement;
“Leakage” means:
(a)    any dividend or distribution declared, made or paid by a Group Company to any of the Sellers or their Connected Persons;
(b)    any payments made or assets transferred to any of the Sellers or their Connected Persons by any Group Company;
(c)    any liabilities of any Seller (or their Connected Persons) assumed or secured by any Group Company;
(d)    any payments made by any Group Company to or for the benefit of, any of the Sellers or their Connected Persons in respect of any share or loan capital or other securities or options of any Group Company being issued, redeemed, purchased or repaid, or any other return of capital;
(e)    the waiver, release or discount by any Group Company of any amount, or obligation owed to it by, or any claim outstanding against, any of the Sellers or their Connected Persons;
(f)    any management, monitoring or other shareholder or directors’ fees or payments of a similar nature paid, by or on behalf of any Group Company to or for the benefit of the Sellers or their Connected Persons;
(g)    any Transaction Costs;
(h)    emoluments (including bonuses and pension contributions) or other fees and expenses paid to the Management Sellers or any director, officer, employee or

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consultant of any Seller or any Connected Person of an Institutional Seller as a direct result of the execution of this Agreement or Completion;
(i)    any liabilities assumed, indemnified or incurred (including under any guarantee, indemnity or other security) by or on behalf of any Group Company for the benefit of any Seller or any of its Connected Persons;
(j)    any Encumbrance created over any assets of a Group Company in favour of a Seller or its Connected Persons;
(k)    any gift or other gratuitous payment made to a Seller or any of its Connected Persons;
(l)    any legally binding agreement or arrangement made or entered into by any Group Company to do or give effect to any matter referred to in (a) to (k) above; or
(m)    any Tax arising in a Group Company as a result of any of the payments at (a) to (l) above, other than any Permitted Leakage and, in each case, net of (i) any amount in respect of VAT which is recoverable or creditable as input tax by a Group Company, and (ii) the value of any Relief (as defined in Schedule 6) that arises in connection with or in respect of any of the payments or matters in paragraphs (a) to (m) above;
“Leakage Claim” means a claim for a breach by any Seller of the warranty or undertaking in clause 8.1;
“Licence-In” means an agreement by a third party to license Intellectual Property Rights to a Group Company;
“Licence-Out” means an agreement by a Group Company to license or sub-license Intellectual Property Rights to a third party other than non-exclusive licences to customers of the Group in the ordinary course of business;
“Licensed Business IP” means any Business IP which is currently licensed or sub-licensed to the Group Companies;
“Loan Notes” means the A Loan Notes and the B Loan Notes;
“Loan Note Instruments” means the A Loan Note Instrument and the B Loan Note Instrument;
“Loan Note Redemption Amount” means the amount which is equal to the aggregate nominal value of the Loan Notes outstanding at Completion (which, for the avoidance of doubt, includes any PIK Notes) together with all interest accrued but unpaid on the Loan Notes up to and including the Completion Date, as notified to the Buyer in accordance with clause 6.3;
“Locked Box Date” means the Accounts Date;
“Longstop Date” means 11:59 p.m. GMT on 31 December 2021 (or 11:59 p.m. GMT on 31 March 2022 if the Buyer notifies the Sellers’ Representative that it wishes to extend the Longstop Date to such date) or such later date as agreed in writing between the Sellers’ Representative and the Buyer;
“Majority Disclosed Transaction Costs” has the meaning given in clause 6.3(b);
“Majority Interest Amount” has the meaning given in clause 6.3(f);

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“Majority Pre-Completion Leakage Amount” has the meaning given in clause 6.3(g);
“Majority Senior Facilities Break Fee Amount” has the meaning given in clause 6.3(d);
“Management Accounts” means the management accounts of the Group for the period of five months from the Accounts Date;
“Material Agent Contracts” has the meaning given to it in paragraph 9.2(a)(ii) of Part 2 of Schedule 5;
“Material Agents” has the meaning given to it in paragraph 9.2(a)(ii) of Part 2 of Schedule 5;
“Material Customer Contract” has the meaning given to it in paragraph 9.2(a) of Part 2 of Schedule 5;
“Material Customers” means those customers listed in Part 1 of Schedule 9;
“Material Supplier Contract” has the meaning given to it in paragraph 9.9(a) of Part 2 of Schedule 5;
“Material Suppliers” means those suppliers listed in Part 2 of Schedule 9;
“Minority Disclosed Transaction Costs” has the meaning given in clause 6.3(b);
“Minority Interest Amount” has the meaning given in clause 6.3(f);
“Minority Pre-Completion Leakage Amount” has the meaning given in clause 6.3(g);
“Minority Sellers” means those persons identified as “Minority Sellers” in the Minority SPA;
“Minority Senior Facilities Break Fee Amount” has the meaning given in clause 6.3(d);
“Minority Shares” means, collectively, 20,539 B ordinary shares of £0.05 each, 16,954 C1 ordinary shares of £0.10 each and 42,773 C2 ordinary shares of £0.10 each in the capital of the Company and held by the Minority Sellers in the proportions set out in schedule 2 of the Minority SPA;
“Minority SPA” means the minority share purchase agreement in the agreed form of the same date as this Agreement to be entered into between the Buyer and the Minority Sellers;
“Non-US Benefit Plans” has the meaning given to it in paragraph Schedule 11.1(g) of Part 2 of Schedule 5;
“Notice” has the meaning given to it in clause 28.1;
“Owned Business IP” means any Business IP which is owned by a Group Company;
“PCI DSS” has the meaning given to it in paragraph 13.1(g) of Part 2 of Schedule 5;
“Pension Schemes” means:
(a)    in the UK, the defined contribution pension scheme provided through Standard Life on a salary sacrifice basis; and
(b)    in the US, the 401(k) defined contribution retirement plan provided through ADP Retirement Services;
“Permitted Leakage” means any of the items listed in Schedule 8;

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“Personal Data” has the same meaning as the term “personal data” or “personal information” under the GDPR or any similar or analogous definition under any other applicable Data Protection Legislation;
“PIK Notes” means any payment-in-kind notes issued pursuant to the Loan Note Instruments;
“Policies” has the meaning given to it in paragraph 19.1 of Part 2 of Schedule 5;
“Pre-Completion Leakage Amount” has the meaning given in clause 6.3;
“Pre-Completion Payment Schedule” has the meaning given to it in clause 6.3;
“Proceedings” has the meaning given to it in paragraph 18.1 of Part 2 of Schedule 5;
“Product” has the meaning given to it in paragraph 9.24 of Part 2 of Schedule 5;
“Properties” means the properties listed in document 1.5.1 of the Data Room, and each a “Property”;
“Relevant Competition Authorities” means the Competition Authorities in the jurisdictions listed in Schedule 11;
“Relevant Leakage” has the meaning given to it in clause 8.6;
“Relevant Portion” has the meaning given to it in clause 3.4;
“Restricted Employee” means (i) any Senior Employee; or (ii) any other person who is or was employed or engaged in a managerial, technical, sales, research or quality control capacity by any Group Company as at the date of this Agreement or at any time during the 12 months preceding the date of this Agreement, and whose departure would have an adverse effect on the business of such Group Company;
“Restricted Territory” means the UK, the United States of America, Germany, France, Austria, Australia, Canada, Russia, the People’s Republic of China, the Netherlands, South Africa, Italy, Cameroon, Ghana, Uganda, Saudi Arabia, Tanzania, Qatar, Sweden and Taiwan;
“Sale Proceeds” means the amount of Consideration received by a Seller;
“Sanctioned Country” means any jurisdiction that is subject to comprehensive Sanctions that broadly and comprehensively prohibit dealings with that jurisdiction (as of the date hereof, Crimea, Cuba, Iran, North Korea, and Syria);
“Sanctions” means any economic or trade sanction implemented in the UK, European Union or the United States, including, but not limited to, those sanctions administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or the U.S. Department of Commerce;
“Sellers’ Completion Documents” means the Transaction Documents to which the relevant Seller is a party;
“Sellers’ Representative” means Graphite Capital Management LLP;
“Sellers’ Solicitors” means Goodwin Procter (UK) LLP of 100 Cheapside, London EC2V 6DY;
“Sellers’ Solicitors’ Account” means such account to be notified in writing by the Sellers’ Solicitors to the Buyer’s Solicitors not less than two Business Days prior to the Completion Date;

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“Senior Employee” means an employee having a gross basic salary (excluding bonus and other benefits) of over £70,000 per annum or equivalent local currency at the date of this Agreement;
“Senior Facilities Agreement” means the US$87,000,000 senior facilities agreement dated 9 September 2016 and entered into by (1) the Parent, (2) the Original Borrowers, (3) the Original Guarantors, (4) the Arrangers, (5) the Original Lenders, (6) the Agent and (7) the Security Agent (each as defined therein) (as amended and/or restated from time to time);
“Senior Facilities Break Fee Amount” means the sum of any Bank Indebtedness in excess of principal debt and accrued interest up to the Completion Date paid, payable or incurred by any Group Company in connection with the repayment of the Bank Indebtedness;
“Shares” means, collectively, 393,276 A ordinary shares of £0.05 each and 77,184 C2 ordinary shares of £0.10 each in the capital of the Company and held by the Sellers in the proportions set out in Schedule 2;
“Software” means all computer software used by any member of the Group;
“Subsidiaries” means the subsidiaries of the Company, short particulars of which are set out in Part 2 of Schedule 3, and each a “Subsidiary”;
“Supply Agreement” has the meaning given to it in paragraph 9.9(a)(ii) of Part 2 of Schedule 5;
“Taxation” or “Tax” means any tax, and any duty, contribution, impost, withholding, levy or charge in the nature of tax imposed by a Taxation Authority, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith, whether disputed or not;
“Taxation Authority” means HM Revenue & Customs, the US Internal Revenue Service and any other governmental, state, federal, provincial, local, governmental or municipal authority, body or official competent to impose any Taxation liability whether of the UK, the US or elsewhere in the world;
“Tax Covenant” means the tax covenant set out in paragraph 1.1 of Part 2 of Schedule 6;
“Tax Covenant Claim” means a claim by the Buyer against the Warrantors under the Tax Covenant;
“Tax Warranties” means the statements set out in Part 3 of Schedule 5, and each a “Tax Warranty”;
“Tax Warranty Claim” means any claim made by or on behalf of the Buyer for a breach of a Tax Warranty;
“Threshold” has the meaning given to it in paragraph 5.1 of Schedule 7;
“Third Party Claim” has the meaning given to it in paragraph 10 of Schedule 7;
“Title Warranties” means the statements set out in Part 1 of Schedule 5, each being a “Title Warranty”;
“Trading Agreement” has the meaning given to it in paragraph 9.2(a)(ii) of Part 2 of Schedule 5;
“Transaction” means the transactions contemplated by the Transaction Documents;

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“Transaction Costs” means, without duplication, any payments for professional fees, costs and expenses (including disbursements relating thereto and VAT thereon) relating to the transactions contemplated by this Agreement which have been made or agreed to be made by any Group Company whether invoiced or not yet invoiced or due;
“Transaction Documents” means this Agreement, the Minority SPA, the Disclosure Letter, all of the agreed form documents and all other documents which, in each case, are entered into pursuant to this Agreement, and each a “Transaction Document”;
“UK” means the United Kingdom of Great Britain and Northern Ireland;
“U-POL US” means U-POL US Corporation;
“U-POL Russia” means U-POL LLC;
“US” means the United States of America;
“US Employee Benefit Plan” means any retirement, group health, severance, other welfare, change of control, retention, equity purchase, equity option, restricted equity, phantom equity, equity appreciation rights, bonus, incentive, fringe benefit or other employee benefit, or compensatory plan, program, policy, practice, contract, or fund (including any “Employee Benefit Plan,” as defined in Section 3(3) of ERISA), or any employment, consulting or personal services contract, or letter, whether written or oral, funded or unfunded or domestic or foreign (except for those terminable at-will without severance or other similar cost or Liability),
(a) sponsored, maintained or contributed to by the Company;
(b) covering or benefiting any current or former U.S.-based employee, agent, director, or independent contractor of the Company (or any dependent or beneficiary of any such individual); or
(c) with respect to which the Company has had, has or could have any actual or contingent present or future obligation or Liability (including with respect to former U.S.-based service providers of the Company, any ERISA Affiliate or dependent or beneficiary of any such individual);
“VAT” means:
(a)    value added tax imposed pursuant to VATA and legislation and regulations similar or supplemental thereto;
(b)    any tax imposed in compliance with the European Council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)    any other tax of a similar nature, wherever imposed;
“VATA” means the Value Added Tax Act 1994;
“VAT Group” has the meaning given to it in paragraph 6 of Part 3 of Schedule 5;
“VDD Reports” means the following reports in the Data Room:
(a)    a financial vendor due diligence report prepared by PricewaterhouseCoopers LLP dated 26 May 2021;
(b)    a tax vendor due diligence report prepared by KPMG LPP dated 22 June 2021;

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(c)    a commercial vendor due diligence report prepared by L.E.K. Consulting dated 26 May 2021; and
(d)    an environmental vendor due diligence report prepared by ERM dated 14 April 2021;
“W&I Policy” means the warranty and indemnity insurance policy to be issued in favour of the Buyer on or around the Completion Date;
“Warranties” means the Title Warranties and the Business Warranties, and each a “Warranty”;
“Warrantors” means each of Guy Williams, Michael Coombes, Michael Pentecost, William Jones, Wade Bowman, Simon Aldersley, Brandon Moss and Allison Cochrane; and
“Workers” means those individuals who are providing services to any of the Group Companies under or pursuant to any agreement which is not a contract of employment or an at-will employment relationship with the relevant Group Company including, without limitation, where the individual acts as a consultant, contractor or worker, non-executive director or officer of the Company and in each case whether directly contracted or supplied by an agency, employment business, service company or other third party but excluding any agents, sales representatives or any other person in business on their own account and in respect of whom the Group Company’s status is that of a customer or client.
1.2    The headings of clauses and Schedules are included for ease of reference only and shall not affect the interpretation of this Agreement.
1.3    In this Agreement, unless expressly stated otherwise:
(a)    references to “parties”, “clauses” and “Schedules” are references, respectively, to the parties, clauses and Schedules of this Agreement;
(b)    the words “include” and “including” (or any similar term) shall not be construed as implying any limitation;
(c)    general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(d)    the word “person” shall include any individual, firm, company, corporation, or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);
(e)    words importing one gender shall be treated as importing any gender, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;
(f)    the words “in writing” or “written” shall include any non-transitory form of visible reproduction of words;
(g)    a reference to a document “in the agreed form” means a document in a form agreed by or on behalf of each of the parties and:
(i)    signed by or on behalf of the parties to such document; or
(ii)    initialled by or on behalf of the parties; or

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(iii)    confirmed in writing between the Sellers’ Solicitors and Buyer’s Solicitors as being “in the agreed form”, for the purposes of identification;
(h)    references to the time of day or date shall be construed as references to the time or date prevailing in London, England;
(i)    references to “£” shall be references to pounds sterling, being the lawful currency of the UK;
(j)    references in any Warranty to any monetary sum expressed in pounds sterling shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate on the date of this Agreement;
(k)    where it is necessary to determine whether a monetary limit or threshold set out in Schedule 7 has been reached or exceeded (as the case may be) and the value of the relevant Claim or any of the relevant Claims is expressed in a currency other than pounds sterling, the value of each such Claim shall be translated into pounds sterling by reference to the Exchange Rate on the date that written notification of the existence of such Claim is sent to the Warrantors from the Buyer in accordance with paragraph 2 of Schedule 7 or clause 8.3 or, if such day is not a Business Day, on the Business Day immediately preceding such day;
(l)    references to costs and/or expenses incurred by a person shall be read as including any VAT input tax incurred by such person in connection with those costs and/or expenses, but only to the extent that the VAT input tax is not recoverable by way of payment, repayment or credit from a Taxation Authority by such person or by any other member of any VAT group or fiscal unity of which such person is a member and would not be so recoverable on the making of any claim for recovery which it is proper to make;
(m)    where any Warranty is qualified or phrased by reference to “material” or “materiality”, such reference shall, unless specified to the contrary, be construed as a reference to materiality in the context of the Business taken as a whole and where any provision of clause 6.2 is qualified by reference to a material adverse effect, such reference shall be construed as a reference to a material adverse effect on the financial position and/or the financial performance of the Business taken as a whole;
(n)    a reference to a statute, statutory provision or subordinate legislation (“legislation”) is a reference to such legislation as in force at the date of this Agreement;
(o)    a reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, superseded or novated (in each case, other than in breach of the provisions of this Agreement) from time to time; and
(p)    a reference to a “holding company” or a “subsidiary” means a holding company or subsidiary as defined in section 1159 of the Act, save that a company shall be treated for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. A reference to an “undertaking” shall be construed in accordance with section 1161 of the Act and a reference to a “parent company” or a “subsidiary undertaking” means, respectively, a parent company or subsidiary undertaking as defined in section 1162 of the Act, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a

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member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security.
1.4    References to any English legal term or legal concept (including any statute, regulation, by-law or other requirement of English law) shall in respect of any jurisdiction other than England be deemed to include that which most nearly corresponds in that jurisdiction to such English legal term or legal concept. This shall not affect any express terms relating to choice of law or jurisdiction.
2.    SALE AND PURCHASE OF SHARES
2.1    Subject to and on the terms of this Agreement, each Seller shall sell (or procure to be sold) with full title guarantee, and the Buyer shall purchase, the full legal and beneficial title to the Shares set opposite that Seller’s name in columns (2) to (5) (inclusive) of the table in Schedule 2 together with all rights attaching or accruing to them at Completion and free from all Encumbrances.
2.2    Neither the Sellers nor the Buyer shall be obliged to complete the sale or purchase of any of the Shares or the Minority Shares unless all the Shares and the Minority Shares are sold and purchased simultaneously in accordance with this Agreement and the Minority SPA.
2.3    Each Seller hereby irrevocably (i) waives any rights of pre-emption and other restrictions on transfer in respect of the Shares and/or the Minority Shares conferred on him by the Articles of Association, the Existing Shareholders’ Agreement or otherwise and shall procure that all such rights conferred on any other person are waived no later than Completion so as to permit the sale and purchase of the Shares and Minority Shares; and (ii) releases any claim it may have against the Buyer and the Group Companies under the Articles of Association or otherwise in respect of the allocation of the Consideration and the transfer of the Shares.
3.    CONSIDERATION
3.1    In consideration of the sale of the Shares in accordance with the terms of this Agreement, the Buyer shall pay to the Sellers an aggregate consideration equal to the sum of £242,777,682.61 plus the Additional Consideration less (i) the Majority Pre-Completion Leakage Amount (as adjusted pursuant to clause 3.4); (ii) the Majority Senior Facilities Break Fee Amount; (iii) the Majority Interest Amount; and (iv) the Majority Disclosed Transaction Costs (the “Consideration”).
3.2    The Consideration shall be satisfied by the Buyer in cash at Completion in accordance with paragraph 1.1 of Part 2 of Schedule 4 and apportioned among the Sellers as set out in the Pre-Completion Payment Schedule.
3.3    Any payment made under this Agreement, including any payment made by a Seller to the Buyer in satisfaction of a liability arising under this Agreement shall be deemed to be, to the extent legally possible, an adjustment of the Consideration.
3.4    To the extent that any Leakage notified to the Buyer as part of the Majority Pre-Completion Leakage Amount is attributable to a particular Seller (rather than all Sellers), the Sellers agree that the portion of the Consideration that would otherwise have been apportioned to such Seller (the “Relevant Portion”) shall be reduced by the amount of such Leakage, save that if the amount of such Leakage is more than the Relevant Portion, then (a) the Seller’s Relevant Portion shall be reduced to £0, (b) such Seller shall pay the amount of such Leakage in excess of the Relevant Portion (the “Excess Amount”) to the Buyer in accordance with clause 8.2, and (c) the Majority Pre-Completion Leakage Amount for the purposes of clause 3.1 shall be reduced by such Excess Amount.

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4.    CONDITION
4.1    Subject to clause 4.8, Completion is conditional upon all of the Relevant Competition Authorities either:
(a)    notifying the Buyer in writing, formally by decision or informally by other means, that the Transaction does not give rise to a concentration falling within the scope of the relevant Competition Laws and/or that it is not minded to investigate the Transaction; or
(b)    approving the Transaction (or being deemed to approve the Transaction in accordance with the relevant Competition Laws) as a result of the relevant waiting period having expired or terminated; or
(c)    not taking a decision within the time limit set by the applicable Competition Law (if such failure constitutes an automatic approval of the Transaction under the relevant Competition Laws); or
(d)    has otherwise waived the prohibition to complete the Transaction or such prohibition has been terminated,
(the “Condition”).
Satisfying the Condition
4.2    The Buyer shall use its reasonable best efforts to procure the satisfaction of the Condition as soon as possible after the date of this Agreement and, in any event, prior to the Longstop Date. Without prejudice to generality of the foregoing sentence, the Buyer shall:
(a)    as soon as practicable, but in no event later than 10 Business Days after the date of this Agreement, make all submissions, notifications and filings, which are required to satisfy the Condition, to or with any Relevant Competition Authority;
(b)    promptly provide all information and assistance requested or required by such Competition Authority within the applicable time limit;
(c)    unless prohibited by such Competition Authority, promptly notify the Sellers' Solicitors (and provide copies or, in the case of non-written communications, details) of any communications with or from any Competition Authority relating to any relevant filings, consents, processes, clearances or actions in respect of the Transaction;
(d)    to the extent practicable, communicate, either in writing or verbally, with such Competition Authority in respect of the Transaction only after prior consultation with the Sellers’ Representative (and take into account any comments and requests of the Sellers’ Representative on such drafts prior to their submission);
(e)    where permitted by the Relevant Competition Authority, allow persons nominated by the Sellers’ Representative to attend all meetings and hearings, and participate in all material telephone or other conversations with such Competition Authority and to make oral submissions at the meetings or in telephone or other conversations;
(f)    regularly review with the Sellers’ Representative the progress of any communications, notifications or filings (including, where necessary, seeking to identify appropriate conditions and/or commitments or similar measures to address any concerns identified by any Competition Authority) and discuss with the Sellers’ Representative the scope, timing and tactics of any such conditions and/or commitments or similar measures with a view to obtaining the relevant clearance, consent, approval or action from the Relevant Competition Authority at the earliest reasonable opportunity;

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(g)    not voluntarily make any submission, notification or filing to or with any Competition Authority except as listed in paragraphs 1 and 2 of Schedule 11, extend any applicable waiting or review periods or enter into any agreement with any Competition Authority to delay or not to consummate the transactions contemplated under this Agreement on the Completion Date, except with the prior written consent of the Sellers' Representative;
(h)    in the event that any proceeding is commenced challenging the Transaction and such proceeding seeks, or would reasonably be expected to seek, to prevent consummation of the Transaction, take any and all action to contest and resolve any such proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transaction; and
(i)    propose, negotiate, and offer to commit to and effect, by consent, decree, separate order or otherwise (and, if such offer is accepted, commit to and effect) the sale, divestiture, licencing or other disposition of such assets or businesses of the Buyer (or another member of the Buyer’s Group) or any Group Company, or otherwise offer to take or offer to commit to take any action which it is capable of taking and, if the offer is accepted, take or commit to such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses or assets of the Buyer (or another member of the Buyer’s Group) or any Group Company, in each case, to the extent necessary so as to permit and cause the Condition to be satisfied by the Longstop Date, provided always that neither the Buyer or any member of the Buyer’s Group shall be required to consummate such sale, divestiture, licencing, disposition of such assets or businesses or other action that is material to the Buyer’s global refinish business as a whole.
4.3    The Sellers shall provide to the Buyer such information and assistance as the Buyer may reasonably request in connection with the satisfaction of the Condition, to the extent it is within the Seller’s possession or control.
4.4    The parties agree that any confidential or commercially sensitive information may be disclosed on a confidential "counsel to counsel" basis only between the Buyer’s Solicitors and the Sellers’ Solicitors.
4.5    Each party shall bear its own costs and expenses incurred in connection with the satisfaction of the Condition, provided that any and all filing fees payable in connection with the satisfaction of the Condition shall be borne solely by the Buyer.
4.6    Without prejudice to anything to the contrary herein, the Buyer shall have the right, after consultation with the Sellers or Sellers’ Representative, and after considering in good faith the view of the Sellers, to make all strategic and tactical decisions as to the manner in which to obtain from any Relevant Competition Authorities under applicable Competition Laws any actions or non-actions, consents, approvals, authorizations, or clearances required to be obtained in connection with the consummation of the Transaction.
Satisfaction of the Condition
4.7    The Buyer shall notify the Sellers’ Representative promptly (and in any event on the next Business Day) after becoming aware that:
(a)    the Condition has been fulfilled; or
(b)    circumstances have arisen that could result in the Condition not being satisfied prior to the Long Stop Date, together with such details of the relevant circumstances as are in the Buyer’s possession at the relevant time.

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Waiver of the Condition
4.8    The parties acknowledge that the Condition is for the benefit of the Sellers and the Buyer, and accordingly such Condition may be waived with the consent of the Sellers' Representative and the Buyer but not otherwise.
4.9    Any waiver of a Condition must be in writing and served in accordance with the provisions of clause 28 (Notices) upon the Sellers' Representative (whose details are set out under “Graphite” in clause 28.1) in the case of a waiver by the Buyer and upon the Buyer in the case of a waiver by the Sellers' Representative.
Termination in the event of non-fulfilment
4.10    If the Condition has not been satisfied in full (or waived in accordance with clause 4.8) on or before the Longstop Date or, in the reasonable opinion of both the Buyer and the Sellers’ Representative, becomes incapable of being satisfied by the Longstop Date, this Agreement shall automatically terminate with immediate effect (other than this clause 4.10 and clauses 1 (Definitions and Interpretation), 16 (Announcements and Confidentiality), 20 (Costs and Expenses), 31 (Governing Language) and 32 (Governing Law and Jurisdiction) which shall remain in full force and effect) and no party to this Agreement shall have any liability to any other party under this Agreement or in respect of the subject matter of this Agreement save in respect of any liabilities which have accrued up to the date of termination or in relation to the clauses of this Agreement which remain in force.
4.11    If this Agreement terminates in accordance with clause 4.10 (save where such termination is a result of any Seller’s failure to comply with its obligations under this Agreement), and without limiting any parties’ right to claim damages, the Buyer will reimburse the Sellers on demand an amount equal to all reasonable and documented costs and expenses (and any relevant irrecoverable VAT) incurred by the Sellers in respect of the Transaction up to a maximum of £2 million.
5.    POSITION PENDING COMPLETION
During the period from the date of this Agreement to Completion, each Seller severally undertakes to the Buyer to perform its respective obligations as set out in Schedule 10.
6.    PRE-COMPLETION OBLIGATIONS
6.1    During the period from the date of this Agreement to Completion, subject to clause 6.2, each Seller shall, and shall procure that the Group Companies shall, allow the Buyer and its agents (at its own cost), upon reasonable written notice during normal working hours:
(a)    reasonable access to, and to take copies of, the books, records and documents of, or relating in whole or part to, the Group;
(b)    reasonable access to the directors and senior employees of the Group (which shall be coordinated by the Management Sellers), in each case to the extent reasonably required to facilitate the integration of the Group into the Buyer’s Group following Completion.
6.2    The obligations of the Sellers shall under clause 6.1 shall not extend to:
(a)    allowing access to information which is reasonably regarded as confidential to the activities of a Seller otherwise than in relation to the Group;
(b)    allowing access to information where, in the reasonable opinion of the Sellers, such access would have a material adverse effect on the running of the Business or result

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in disclosure of commercially sensitive information to the extent not already disclosed to the Buyer.
6.3    Not less than three Business Days prior to the Completion Date, the Sellers’ Representative shall provide the Buyer with a schedule (the “Pre-Completion Payment Schedule”) setting out:
(a)    the amount and allocation of the Consideration due to each Seller (and the amount and allocation of consideration payable to each Minority Seller by the Buyer for the sale of the Minority Shares under the Minority SPA);
(b)    the amount of the Disclosed Transaction Costs, including:
(i)    the portion of such Disclosed Transaction Costs to be deducted under clause 3.1 of the Minority SPA (the “Minority Disclosed Transaction Costs”); and
(ii)    the remaining portion of such Disclosed Transaction Costs to be deducted under clause 3.1 of this Agreement (the “Majority Disclosed Transaction Costs”);
(c)    the amount of the Bank Indebtedness;
(d)    the Senior Facilities Break Fee Amount, including:
(i)    the portion of such Senior Facilities Break Fee Amount to be deducted under clause 3.1 of the Minority SPA (the “Minority Senior Facilities Break Fee Amount”); and
(ii)    the remaining portion of such Senior Facilities Break Fee Amount to be deducted under clause 3.1 of this Agreement (the “Majority Senior Facilities Break Fee Amount”);
(e)    the Loan Note Redemption Amount;
(f)    the Interest Amount, including:
(i)    the portion of such Interest Amount to be deducted under clause 3.1 of the Minority SPA (the “Minority Interest Amount”); and
(ii)    the remaining portion of such Interest Amount to be deducted under clause 3.1 of this Agreement (the “Majority Interest Amount”);
(g)    the amount (together with a reasonably detailed description) of any Leakage (the “Pre-Completion Leakage Amount”), including:
(i)    the portion of such Leakage to be deducted under clause 3.1 of the Minority SPA (the “Minority Pre-Completion Leakage Amount”); and
(ii)    the remaining portion of such Leakage to be deducted under clause 3.1 of this Agreement (the “Majority Pre-Completion Leakage Amount”); and
(h)    the “Minority Relevant Amount” as referred to in clause 3.1 of the Minority SPA, being the sum of:
(i)    Minority Disclosed Transaction Costs; plus
(ii)    Minority Senior Facilities Break Fee Amount; plus

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(iii)    Minority Interest Amount.
6.4    Graphite shall ensure that:
(a)    the Minority Pre-Completion Leakage Amount and the Minority Relevant Amount to be notified to the Buyer under the Minority SPA by the Sellers’ Representative for the purposes of the calculation at clause 3.1 of the Minority SPA; and
(b)    the Disclosed Transaction Costs to be notified to the Buyer under the Minority SPA by the Sellers’ Representative, in each case, correspond with the amounts calculated in respect of such defined terms in clause 6.3 above.
6.5    The Company shall, conditional on Completion, terminate each of the US Employee Benefit Plans, or the Company’s employer participation in each of the multiple employer US Employee Benefit Plans, that are intended to be qualified within the meaning of Sections 401(a) and 401(k) of the Code (collectively, the “401(k) Plan”), with such termination to be effective as of the day immediately prior to the Completion Date and reflected in resolutions of the board of directors of the Company. Such resolutions will be subject to the prior review and approval of the Buyer, which shall not be unreasonably withheld, conditioned, or delayed. The Company also shall take such other actions in furtherance of terminating such US Employee Benefit Plans as the Buyer may reasonably require.
7.    COMPLETION
7.1    Completion shall take place at the offices of the Sellers’ Solicitors (or such other place as the parties may agree, including remotely):
(a)    as soon as practicable following the satisfaction (or waiver pursuant to clause 4.8) of the Condition and in any event within five Business Days of the satisfaction (or waiver) of the Condition; or
(b)    on any other date as agreed in writing by the Sellers’ Representative and the Buyer.
7.2    On Completion, the Sellers and the Buyer shall perform, or procure the performance of, their respective obligations in accordance with and as set out in Schedule 4, provided that if any Management Seller is in default of his obligations under Part 1 of Schedule 4, the Buyer shall have a right of action only against that Management Seller (and no other Management Seller) for such default. Notwithstanding the foregoing, if any Institutional Seller is in default of its obligations under Part 1 of Schedule 4, the Buyer shall have a right of action against that Institutional Seller and any other Seller that is a member of that Institutional Seller’s Group.
7.3    Each of the Sellers hereby confirms that the Sellers’ Solicitors are irrevocably authorised by the Sellers to receive payment of the Consideration (and any other payments due to the Sellers under this Agreement) on the Sellers’ behalf, and receipt of the Consideration by the Sellers’ Solicitors shall be good and valid discharge of the Buyer’s obligation to pay the Consideration pursuant to clauses 3.1 and 3.2 and the Buyer shall not be concerned to see the application of the monies so paid. For the avoidance of doubt, the Buyer shall not be concerned with, or have any liability whatsoever with respect to, any failure by the Sellers’ Solicitor or any other person to apportion the Consideration among the Sellers in accordance with this Agreement.
7.4    If Completion does not take place on the Completion Date because the Buyer or one or more of the Sellers fails to comply with any of their respective obligations under this clause 7 and Schedule 4, the Sellers’ Representative (in the case of a default by the Buyer) or the Buyer (in the case of a default by one or more of the Sellers) may by notice to the Buyer or to the Sellers’ Representative (as applicable):

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(a)    require all the parties to proceed to Completion to the extent reasonably practicable (without limiting its rights under this Agreement); or
(b)    require all the parties to postpone Completion to such date as the Sellers’ Representative and the Buyer may agree in writing (being a date not later than the Longstop Date).
7.5    If Completion is postponed to another date in accordance with clause 7.4, the provisions of this Agreement apply as if such other date is the Completion Date.
8.    LOCKED BOX
8.1    Each Seller in respect of itself and its Connected Persons:
(a)    severally warrants only to the Buyer that, during the period from (but excluding) the Locked Box Date up to and including the date of this Agreement, neither it nor any of its Connected Persons has received or benefitted (directly or indirectly) from any Leakage, other than Permitted Leakage; and
(b)    severally undertakes only to the Buyer that, during the period from (but excluding) the date of this Agreement up to and including the Completion Date, neither it nor any of its Connected Persons shall receive or benefit (directly or indirectly) from any Leakage, other than Permitted Leakage.
8.2    In the event of any breach of warranty or undertaking in clause 8.1 (but always subject to clause 8.3):
(a)    each Seller shall pay to the Buyer on demand (on a pound for pound basis) an amount equal to the cash or cash equivalent value of the benefit received (directly or indirectly), or deemed to have been received pursuant to clause 8.6, by such Seller or its Connected Persons as a result of such Leakage, less any Majority Pre-Completion Leakage Amount in respect of such Leakage that is deducted from such Seller’s Relevant Portion in accordance with clause 3.4; save that,
(b)    where limb (g) of Leakage applies, or limbs (l) and (m) to the extent they apply solely in respect of limb (g), each Seller shall pay to the Buyer on demand (on a pound for pound basis) an amount equal to such proportion of the aggregate amount of any such Leakage (less any Majority Pre-Completion Leakage Amount in respect of such Leakage that is deducted in accordance with clause 3.1) as is equal to the proportion which the amount of Consideration payable to such Seller at Completion bears to the total consideration payable by the Buyer for the sale of the Shares and Minority Shares at Completion and completion of the Minority SPA.
8.3    No Seller shall be liable for any Leakage Claim unless written notice of the Leakage Claim, specifying in reasonable detail (as far as they are known to the Buyer) the specific matter in respect of which the Leakage Claim is made and, as far as is reasonably practicable, the Buyer’s calculation of the amount claimed, is served on the relevant Seller on or before the date which is six months following the Completion Date, provided that a failure to provide such detail shall not of itself invalidate a written notice of such Leakage Claim.
8.4    If at any time prior to Completion, any Seller becomes aware of any matter or circumstance that he is actually aware could give rise to a Leakage Claim, the Seller undertakes to, and undertakes (to the extent he is able) to procure that the Company will, as soon as reasonably practicable notify the Buyer in writing, including reasonable details (in so far as they are known to the Seller) of the Leakage concerned and, as far as is reasonably practicable, an estimate of the quantum of such Leakage. To the extent the Seller is able, the Seller shall provide the Buyer with such information, as may be reasonably requested by it, to determine whether such Leakage has occurred.

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8.5    Any Leakage amounts due pursuant to clause 8.1 (save for any Majority Pre-Completion Leakage Amount that is deducted in accordance with clause 3.1) shall be paid within five Business Days of the valid Leakage Claim having been notified and the amount of such Leakage Claim being agreed between the parties.
8.6    For the purposes of clause 8.2(a), if any Seller or its Connected Persons receives or benefits from any Leakage (the “Relevant Leakage”), such Seller or the relevant Connected Person shall also be deemed to have received any Leakage falling within limb (m) of the definition of Leakage attributable to such Relevant Leakage (“Additional Leakage”).
8.7    Nothing in this clause 8 shall have the effect of limiting or excluding any liability arising as a result of fraud.
9.    SELLERS’ WARRANTIES
9.1    Each Seller individually and severally warrants to the Buyer in terms of the Title Warranties as at the date of this Agreement and as at the Completion Date (by reference to facts and circumstances then existing), subject to the exclusions, limitations and qualifications set out in this clause 9, clause 23, clause 25 and Schedule 7. Each Title Warranty is given by each Seller severally and only in relation to its own Shares, authority, power and capacity, and no claim may be made against any Seller in respect of any breach of any Title Warranty by any other Seller.
9.2    Each Warrantor individually and severally warrants to the Buyer in terms of the Business Warranties as at the date of this Agreement, subject to:
(a)    the exclusions, limitations and qualifications set out in this clause 9, clause 23, clause 25 and Schedule 7;
(b)    any matter Disclosed in the Disclosure Documents; and
(c)    any matter specifically referred to or provided for under the terms of this Agreement or any other Transaction Document.
9.3    Each Business Warranty is qualified by the expression “so far as each of the Warrantors is aware” and such awareness shall be confined to the actual knowledge of each of the Warrantors at the date of this Agreement having made due and careful enquiry of each other.
9.4    Each Warranty shall be separate and independent.
9.5    For the avoidance of doubt, except as provided in the Transaction Documents, no warranty, express or implied, is given in relation to any information or expression of opinion, intention or expectation or any forecast or projection contained or referred to in the Disclosure Documents.
9.6    Any information supplied by the Group Companies, their officers, employees or agents to the Warrantors, their agents, representatives or advisers in connection with, or to form the basis of, the Business Warranties or any matter covered in the Disclosure Letter, shall be deemed not to include or have included a representation, warranty or guarantee of its accuracy to the Warrantors and shall not constitute a defence to the Warrantors to any claim made by the Buyer. Each Warrantor hereby waives any and all claims against the Group Companies, their officers, employees or agents in respect of any information so supplied (and undertakes that no other person claiming under or through it will make any such claim). The Group Companies, their officers, employees and/or agents may enforce the terms of this clause 9.6 in accordance with the Contracts (Rights of Third Parties) Act 1999.

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10.    BUYER’S WARRANTIES AND UNDERTAKINGS
10.1    The Buyer warrants to each Seller in terms of the Buyer’s Warranties as at the date of this Agreement.
10.2    The Buyer acknowledges and agrees that:
(a)    it has performed, with the assistance of professional advisers, a due diligence investigation with respect to the Shares, the Minority Shares, the Group Companies and the Business (the “Due Diligence Investigation”); and
(b)    for the purposes of the Due Diligence Investigation, the Buyer has had (and its advisors have had) sufficient opportunity to review information made available to the Buyer and its advisers, by having had:
(i)    access to the Data Room;
(ii)    the opportunity to submit questions and to receive answers from the Sellers on any matter that the Buyer deemed proper and necessary for the purpose of entering into the Transaction; and
(iii)    access to senior management of the Group.
11.    GUARANTOR’S WARRANTIES
The Guarantor warrants to each Seller in terms of the Guarantor’s Warranties as at the date of this Agreement.
12.    TAX COVENANT
The provisions of Schedule 6 shall take effect from Completion, subject to the exclusions, limitations and qualifications set out therein and in Schedule 7.
13.    RESTRICTIVE COVENANTS
13.1    In order to confer on the Buyer the full benefit of the business and goodwill of the Group, each Covenantor covenants with the Buyer and the Buyer’s Group that he shall not for a period of 18 months from Completion, directly or indirectly:
(a)    carry on or be concerned or interested in any business within the Restricted Territory whose business is carried on in competition with any part of the Business;
(b)    canvass, solicit or seek to solicit the custom of any Material Customer or any other person who has been a customer of any Group Company at any time during the period of 12 months prior to Completion for the purpose of providing such customer with any services which are competitive with those supplied as part of the Business;
(c)    offer employment to, enter into a contract for services of, or attempt to solicit or entice away from (directly or indirectly) any Group Company any person who is at the relevant time and at Completion a Restricted Employee of any Group Company; or
(d)    solicit or entice away from any Group Company any Material Supplier or any other person who has been a supplier of goods and/or services to any Group Company at any time during the period of 12 months prior to Completion if that solicitation or enticement causes or could cause such supplier to cease supplying, or materially reduce its supply of, those goods and/or services to any Group Company.

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13.2    For the purposes of clause 13.1(a), a Covenantor is concerned or interested in a business if he carries it on as principal or agent or if:
(a)    he has any equity or other financial interest in any person who is carrying on the business; or
(b)    he is a partner, director, employee or consultant in, of or to any person carrying on the business.
13.3    Nothing in clause 13.1 shall prohibit any Covenantor from:
(a)    holding any units of any authorised unit trust;
(b)    holding shares quoted or dealt in on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) as long as not more than five percent of the shares of any class of any particular company is so held;
(c)    performing his duties as a director, officer, employee or consultant of a member of the Buyer’s Group; and/or
(d)    employing any person who responds to a recruitment or other advertisement or whose employment or engagement with the Buyer’s Group has been terminated, provided that such response or termination was not solicited or induced directly or indirectly by that Covenantor.
13.4    Each of the covenants contained in clause 13.1 shall constitute a separate and independent restriction on each Covenantor, and if one or more of such covenants is held to be void or unenforceable, the validity of the remaining restrictions shall not be affected.
13.5    Each of the covenants contained in clause 13.1 is considered by the Covenantors and the Buyer to be reasonable and necessary for the protection of the Buyer’s legitimate interests in the goodwill of the Group, but if any such covenant shall be found to be void or voidable but would be valid and enforceable if some part or parts of such covenant were deleted, such covenant shall apply with such modification as may be necessary to make it valid and enforceable.
13.6    The consideration for the covenants contained in clause 13.1 is included in the Consideration.
14.    RESTRICTIONS ON THE INSTITUTIONAL SELLERS
14.1    In order to confer on the Buyer the full benefit of the business and goodwill of the Group, each Institutional Seller severally covenants with the Buyer and the Buyer’s Group that it shall not for a period of 18 months from Completion, directly or indirectly offer employment to, enter into a contract for services of, or attempt to solicit or entice away from (directly or indirectly) any Group Company any person who is at the relevant time a Restricted Employee of any Group Company (other than Malcolm Miller).
14.2    The undertakings in this clause 14 are intended for the benefit of the Buyer and each Group Company and apply to actions carried out by each Institutional Seller or any member of the Institutional Seller’s Group in any capacity whatsoever and whether directly or indirectly, on behalf of any Institutional Seller or any member of the Institutional Seller’s Group, or on behalf of any other person or jointly with any other person.
14.3    Each of the undertakings in this clause 14 shall constitute a separate and independent restriction on each Institutional Seller, and if one or more of such undertakings is held to be void or unenforceable, the validity of the remaining restrictions shall not be affected.

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14.4    Each of the undertakings contained in this clause 14 is considered by the Institutional Sellers and the Buyer to be reasonable and necessary for the protection of the Buyer’s legitimate interests in the goodwill of the Group, but if any such covenant shall be found to be void or voidable but would be valid and enforceable if some part or parts of such covenant were deleted, such covenant shall apply with such modification as may be necessary to make it valid and enforceable.
14.5    The consideration for the covenants contained in clause 14 is included in the Consideration.
15.    BUYER GUARANTEE
15.1    In consideration of the Sellers entering into this Agreement, the Guarantor irrevocably and unconditionally:
(a)    guarantees to each Seller the due and punctual performance and discharge by the Buyer of all obligations and liabilities (including without limitation the obligation to pay the Consideration) under this Agreement (together, the "Guaranteed Obligations");
(b)    undertakes to each Seller that, if the Buyer defaults for any reason in the performance of any Guaranteed Obligation, the Guarantor shall immediately on demand perform (or procure the performance of) and satisfy (or procure the satisfaction of) such Guaranteed Obligation in the manner set out in this Agreement as if it were the principal obligor, so that the same benefits shall be conferred on each Seller as would have been conferred on such Seller had such Guaranteed Obligation been duly performed and satisfied by the Buyer; and
(c)    agrees, as an independent and primary obligation, to indemnify and keep indemnified each Seller against all direct losses (of whatever nature), costs, claims, demands, expenses and other liabilities which such Seller incurs or suffers from time to time arising out of or in connection with:
(i)    any failure of the Buyer to perform or discharge any Guaranteed Obligation; or
(ii)    any Guaranteed Obligation being or becoming illegal, invalid or unenforceable on any grounds, including all reasonable and documented legal and other costs and expenses incurred as a consequence of or which would not have arisen but for any such failure or circumstance.
15.2    The guarantee and indemnity in this clause 15 shall be a continuing security until the performance and discharge in full of the Guaranteed Obligations and shall extend to all of the Guaranteed Obligations, regardless of any intermediate payment or discharge.
15.3    The Guarantor’s obligations to the Sellers under this clause 15 shall not be affected by any act, omission, matter or circumstance which, but for this clause 15, would reduce, release or prejudice any such obligations (whether or not known to the Buyer or any Seller).
15.4    Without prejudice to the generality of clause 15.3, the Guarantor expressly confirms that the Guarantor's obligations to the Sellers under this clause 15 shall not be reduced, discharged, impaired or adversely affected by reason of:
(a)    any time, indulgence, waiver or concession which the Sellers may grant to the Buyer or any other person;
(b)    the insolvency, liquidation or winding up of the Buyer or the Guarantor or any compromise or arrangement with creditors affecting the Buyer or the Guarantor;

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(c)    any termination, amendment, variation, release, novation, supplement, restatement or replacement (however fundamental) of or to this Agreement, or any of its terms or of any Guaranteed Obligation; or
(a)    any claim or enforcement of payment from the Buyer or any other person.
15.5    The Guarantor waives any right it may have of first requiring the Sellers (or any person acting on behalf of any of them) to proceed against, enforce or make a demand in respect of any other rights or security or claim payment from any other person before claiming from the Guarantor under this clause 15.
15.6    Until all sums owing to the Sellers by the Buyer under the Transaction Documents have been paid in full, the Guarantor shall not, and shall procure that no other member of the Buyer's Group shall, take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise) from or against the Buyer or any other person in respect of any liability of or payment by the Guarantor under or in connection with this clause 15.
15.7    The total amount recoverable by the Sellers from the Guarantor under this clause 15 shall not exceed the aggregate amount of the Consideration together with a further sum for reasonable and documented legal and other costs and expenses pursuant to clause 15.1(c) as shall have accrued or shall accrue to the Sellers at any time before or after the date of a demand.
16.    ANNOUNCEMENTS AND CONFIDENTIALITY
16.1    The Buyer shall not, without the consent of the Sellers, and the Sellers shall not, without the consent of the Buyer, issue any statement or make any announcement concerning the Transaction.
16.2    Subject to clauses 16.1 and 16.3:
(a)    each of the parties shall treat as strictly confidential and not disclose or use any information received, held or obtained as a result of entering into this Agreement or any of the Transaction Documents which relates to:
(i)    the provisions of this Agreement or the Transaction Documents and any agreement entered into pursuant to them; or
(ii)    the negotiations relating to this Agreement (and any such other agreement);
(b)    from the date of this Agreement to the date falling five years following the date hereof, each of the Sellers shall, and each Institutional Seller shall procure that each member of the Institutional Seller’s Group shall, treat as confidential and not disclose or use:
(i)    any Confidential Information; or
(ii)    any other non-public information relating to the business, financial or other affairs (including future plans and targets) of the Buyer’s Group.
(c)    from the date of this Agreement to the date falling five years following the date hereof, the Buyer shall, and shall procure that each member of the Buyer’s Group shall, treat as confidential and not disclose or use any non-public information relating to the business, financial or other affairs of a Seller and the Institutional Seller’s Group.
16.3    Notwithstanding any other provision in this Agreement:

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(a)    any party may disclose the confidential information set out in clause 16.2 or make an announcement if and strictly to the extent:
(i)    required by applicable Law, by any competent judicial, governmental, regulatory or self-regulatory body, or by the rules of any recognised stock exchange to which the relevant party or its Affiliate or member of such Institutional Seller’s Group (or limited partner in the case of Dunedin) is subject or submits;
(ii)    the disclosure is made pursuant to the rules and regulations of the US Securities and Exchange Commission;
(iii)    the disclosure is made to a Taxation Authority in connection with the Tax affairs of the disclosing party;
(iv)    required by any prospective provider of warranty and indemnity insurance to the Buyer in relation to the Transaction (including any broker engaged by the Buyer to assist with this process) to provide their services (and subject always to similar duties of confidentiality);
(v)    required by any provider of finance to the Buyer or any of its Affiliates provided such provider is subject to similar duties of confidentiality;
(vi)    that information is in or has come into the public domain (other than by breach of this Agreement or the Confidentiality Agreement);
(vii)    the other party has given prior written consent to the disclosure; or
(viii)    the disclosure is made to any professional adviser, banker or auditor of the Institutional Sellers’ Group or Management Seller (and subject always to similar duties of confidentiality).
(b)    each Institutional Seller (which for the purposes of this clause 16.3(b) shall include any director, officer, member, employee or professional adviser of such Institutional Seller or any other member of the Institutional Seller’s Group while acting in the ordinary course of their duties) may disclose any information relating to (i) the existence or contents of the Transaction, this Agreement or any other Transaction Document, or (ii) the performance or enforcement of any rights or obligations under this Agreement or any other Transaction Document to:
(i)    any member of the Institutional Seller’s Group;
(ii)    any company or Fund which is advised by, or the assets of which are managed (whether solely or jointly with others) from time to time by, any member of the Institutional Seller’s Group or in respect of which any such member is a general partner, or which is advised or managed by any such member’s general partner, trustee, nominee, manager or adviser;
(iii)    any limited partner, investor or potential investor in, or debt provider or potential debt provider to, any of the persons referred to in clauses 16.3(b)(i) and 16.3(b)(ii) above;
(iv)    any co-investment scheme of any member of the Institutional Seller’s Group or any person holding shares under such scheme or entitled to the benefit of shares under such scheme;
(v)    any director, officer, employee or professional adviser of any member of the Institutional Seller’s Group,

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in each case, on a confidential basis and provided and to the extent that such disclosure is reasonably necessary for the purpose of enabling: (i) the relevant member(s) of the Institutional Seller’s Group to perform their obligations or discharge commitments owed to persons listed in clauses 16.3(b)(i) to 16.3(b)(iii) (inclusive); or (ii) the performance or enforcement of any of its obligations or rights under this Agreement and/or any other Transaction Document;
(c)    any Management Seller may disclose or use any confidential information in order to assist him in carrying out his duties as an employee or director of, or providing his services to, the Company or any member of the Buyer’s Group; and
(d)    the Buyer may disclose any information set out in clauses 16.2(a) and 16.2(c) on a confidential basis to its Affiliates and its and its Affiliates’ professional advisers, auditors, bankers, directors, officers, employees, consultants, subcontractors, or agents.
16.4    Nothing in this clause 16 shall prevent any Institutional Seller or any member of such Institutional Seller’s Group from referring (including details of the name and logo of the Company or any other member of the Group) in its marketing and public relations campaigns or in communications with investors, financiers or partners of any member of the Institutional Seller’s Group, in all cases, in the ordinary course of business, to the fact that the Institutional Seller held an investment in the Group and has disposed of that interest or otherwise from disclosing information in the public domain (including any information incorporated into the Announcement) (and for the avoidance of doubt, no reference shall be made to any other information in relation to the Group Companies, the Buyer or the Business), including on the websites of Graphite Capital Management LLP and Dunedin LLP.
17.    POST-COMPLETION ARRANGEMENTS
17.1    The Buyer undertakes to the Sellers that it shall, and shall procure that each member of the Buyer’s Group shall:
(a)    permit and allow, upon reasonable notice and during normal business hours, any Seller (or the employees, agents and professional advisers of any Seller or, in the case of a Seller which is a partnership, the employees, agents and professional advisers of the manager or advisor of such partnership) access to all books, records and documents of or relating to the Taxation, legal or regulatory affairs of each Group Company as at Completion (“Historic Records”) and the right to inspect (and, at the relevant Seller’s expense, take copies of) the same but solely to the extent that the relevant Seller reasonably requires access to such Historic Records for the purposes of: (i) completing its relevant tax returns and tax filings; (ii) agreeing its relevant tax returns and tax filings with the relevant Taxation Authority; (iii) responding to any claim, notice, demand, assessment, letter, determination or other document issued or action taken by or on behalf of a Taxation Authority, or any other person; or (iv) complying with any applicable Law or the requirements of any judicial or regulatory authority or recognised investment exchange;
(b)    retain and maintain all Historic Records for a period of seven years following Completion; and
(c)    give such further information and assistance as may be reasonably required by any Seller (at the relevant Seller’s expense) pursuant to clause 17.1(a).
17.2    Following Completion, the Buyer shall ensure, or shall procure that a Group Company shall ensure, that any directors at or immediately before Completion benefit from a “tail” insurance policy (the “D&O Tail Policy”) with respect to matters existing or occurring at or in the six year period prior to Completion (including in connection with this Agreement or the transactions

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contemplated herein) providing a level of cover no less extensive than that which is in place as at the date of this Agreement.
17.3    Following Completion, the Buyer shall ensure, or shall procure that a Group Company shall ensure, that:
(a)    any employees affected by the termination of any US Employee Benefit Plans under clause 6.4 shall be provided with the opportunity to participate in another US Employee Benefit Plan in form and substance similar to any US Employee Benefit Plan terminated pursuant to clause 6.5; and
(b)    the 2021 bonuses shall be paid to Employees as per the criteria set out in their individual bonus plans as Disclosed to the Buyer prior to the date of this Agreement.
18.    WITHHOLDING TAX AND GROSSING-UP
18.1    Save as otherwise set out in this Agreement, all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding, save as may be required by Law.
18.2    If a deduction or withholding is required by Law to be made from any payment (other than a payment of interest) by a party under or pursuant to this Agreement or any other Transaction Document (including for the avoidance of doubt, any amount payable under Schedule 6), then such party shall pay such additional amount as will ensure that the net amount which the payee receives and retains equals the full amount which it would have received and retained had the deduction or withholding not been required.
18.3    If any Taxation Authority brings any sum paid by a party under or pursuant to this Agreement (other than the Consideration and any payment of interest) into a charge to Tax, then such party shall pay such additional amount as will ensure that the total amount paid, less the Tax chargeable on such amount, is equal to the amount that would otherwise be payable under this Agreement.
18.4    Clauses 18.2 and 18.3 above shall not apply to the extent that the deduction, withholding or Tax would not have arisen but for:
(a)    the Buyer not being tax resident in the UK, or having some connection with a territory outside the UK; or
(b)    any assignment by the Buyer of any of its rights under this Agreement.
18.5    To the extent that any additional amount paid under or pursuant to clause 18.2 and 18.3 results in the Buyer or a Seller obtaining a Relief (as defined in Schedule 6), with reasonable endeavours having been made to obtain such Relief, the Buyer or the Seller (as applicable) shall pay to the other party, within 10 Business Days of obtaining the Relief, an amount equal to the lesser of:
(a)    the value of the Relief obtained; and
(b)    the additional sum paid under or pursuant to clause 18.2 and 18.3, and in addition, the Buyer or the Seller (as applicable) shall provide, at its own expense, reasonable evidence of the amount of the Relief.
19.    ASSIGNMENT
19.1    Subject to clause 19.2, no party shall be entitled to assign, transfer, charge, sub-contract, delegate, create any trust or otherwise deal with the benefit or burden of any provision of this

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Agreement without the prior written consent of (i) in the case of an assignment by an Institutional Seller, the Buyer, (ii) in the case of an assignment by the Buyer, the Sellers, (iii) in the case of an assignment by the Buyer of the benefit of the Business Warranties and/or the Tax Covenant, the Warrantors, and (iv) in the case of an assignment by the Management Sellers, the Institutional Sellers and the Buyer.
19.2    This Agreement and the benefits arising under it may be assigned in whole or in part by:
(a)    an Institutional Seller to any member of such Institutional Seller’s Group (provided that if such assignee ceases to be a member of such Institutional Seller’s Group, such Institutional Seller shall procure that this Agreement and the benefits arising under it are assigned back to such Institutional Seller or another member of such Institutional Seller’s Group immediately prior to such cessation);
(b)    the Buyer to any member of the Buyer’s Group to whom the Buyer transfers any of the Shares (provided that if such assignee ceases to be a member of the Buyer’s Group, the Buyer shall procure that this Agreement and the benefits arising under it are assigned back to the Buyer or another member of the Buyer’s Group immediately prior to such cessation); and
(c)    the Buyer to a financial institution as security for any financing or refinancing or other banking facilities in respect of or in connection with the Transaction, in each case, provided that the liability of any party to such assignee shall be no greater, nor more likely, than it would have been had such assignment not taken place, and all the rights, benefits and protections afforded to a party shall continue to apply to the benefit of that party as against the assignee as they would have applied as against the assignor.
19.3    Any purported assignment, transfer, charging, sub-contracting, delegation, declaration of trust or dealing in contravention of this clause 19 is ineffective.
20.    COSTS AND EXPENSES
20.1    Except as otherwise provided for in this Agreement (including in respect of payments of any Permitted Leakage), each of the parties shall pay its own costs and expenses in relation to the negotiation, preparation, execution, performance and implementation of this Agreement and each other Transaction Document, save that this clause shall not prejudice the right of any party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of this Agreement or another Transaction Document.
20.2    The Buyer shall bear the cost of stamp duty, transfer taxes or other similar Taxes payable as a result of the transactions contemplated by this Agreement and shall be responsible for arranging the payment of any such Tax as soon as is reasonably practicable.
21.    VARIATIONS AND WAIVERS
21.1    No variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.
21.2    A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.
21.3    A waiver of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by the other party and shall not constitute a

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continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.
21.4    Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.
22.    SEVERANCE
22.1    If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.
22.2    If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or amended, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.
23.    REMEDIES
23.1    The Buyer acknowledges and irrevocably agrees with each Seller that it will not be entitled to rescind this Agreement for any reason.
23.2    Nothing in this Agreement shall limit or exclude the liability of any party to the extent such liability arises or is increased as a result of fraud on the part of that party.
24.    SEVERAL LIABILITY
Except where this Agreement provides otherwise, obligations, covenants, warranties, representations and undertakings expressed to be assumed or given by two or more persons shall in each case be construed as if expressed to be given severally, and not jointly and severally.
25.    ENTIRE AGREEMENT
25.1    This Agreement and the other Transaction Documents constitute the entire agreement between the parties relating to the Transaction and they supersede and extinguish any prior discussions, correspondence, drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, in each case whether or not in writing, between the parties in relation to the subject matter of the Transaction.
25.2    Each of the parties acknowledges and agrees that:
(a)    it has not entered into this Agreement in reliance on any statement, representation, warranty, assurance or undertaking of any person (whether a party to this Agreement or not) other than as expressly incorporated and provided in this Agreement and the other Transaction Documents and waives all rights and remedies which, but for this clause 25.2, might otherwise be available to it in respect of any such statement, representation, warranty, assurance or undertaking;
(b)    except as expressly provided in this Agreement and the other Transaction Documents, it has entered into this Agreement solely in reliance on its own commercial assessment, investigation and advice from its own professional advisers; and
(c)    the other parties have entered into this Agreement in reliance on the acknowledgement given in this clause 25.2.

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26.    FURTHER ASSURANCE
26.1    On request by any party, each party shall, and shall use reasonable endeavours to procure that any necessary third party shall, as soon as reasonably practicable at the requesting party’s cost, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be necessary or desirable to carry this Agreement into effect and give the requesting party the full benefit of it.
26.2    Each party undertakes to provide immediately all information requested in writing by any other party reasonably required to enable such party to comply with its obligations under the Proceeds of Crime Act 2002, the Money Laundering Regulations 2007 and/or the Terrorism Act 2000 (or any other similar legislation) whether such obligations apply prior to Completion or thereafter.
27.    THIRD PARTY RIGHTS
27.1    Any Group Company (in respect of clause 16), any member of the Institutional Seller’s Group (in respect of clause 16), any member of the Buyer’s Group (in respect of clause 16), the directors and officers of each Group Company prior to Completion (in respect of clause 17.2), in each case to the extent such clauses benefit those third parties, may enforce the terms of such clauses pursuant to the Contracts (Rights of Third Parties) Act 1999.
27.2    Except as provided in clause 27.1, this Agreement does not confer any rights on any person (other than the parties to this Agreement, their successors and permitted assigns) pursuant to the Contracts (Rights of Third Parties) Act 1999.
27.3    Notwithstanding clause 27.1, the parties may vary this Agreement in accordance with its terms without the consent of or notice to any person on whom such rights are conferred.
28.    NOTICES
28.1    Any notice, request, demand or other communication under or in connection with this Agreement (a “Notice”) shall be in writing and in English and may be given by:
(a)    hand (including by way of pre-paid delivery by commercial courier);
(b)    e-mail;
(c)    pre-paid first class recorded mail if posted to an address in the same country as the country of posting; or
(d)    pre-paid airmail if posted to an address in a country different to the country of posting, in each case to the address given below or any other address notified in accordance with clause 28.4.

Graphite:
For the attention of:	James Markham
Address:	c/o Graphite Capital Management LLP, 7 Air Street, Soho, London W1B 5AD
E-mail:	jmarkham@graphitecapital.com

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With a copy (such copy not constituting Notice) to:	the Sellers’ Solicitors, for the attention of Michael Miranda, or by email to MMiranda@goodwinlaw.com
Dunedin:
For the attention of:	Ross Marshall
Address:	Dunedin LLP, Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2EN
E-mail:	ross.marshall@dunedin.com
With a copy (such copy not constituting Notice) to:	Graeme Murray, by email to graeme.murray@dunedin.com
Management Sellers:
For the attention of:	the relevant Management Seller
Address:	address of the relevant Management Seller set out in the table in Part 2 of Schedule 1
E-mail:	e-mail address of the relevant Management Seller set out in the table in Part 2 of Schedule 1
With a copy (such copy not constituting Notice) to:	the Sellers’ Solicitors, for the attention of Michael Miranda, or by email to MMiranda@goodwinlaw.com

Buyer:
For the attention of:	Brian Berube and Alex Tablin-Wolf
Address:	Axalta Coating Systems, 50 Applied Card Way, Suite 300, Glen Mills, PA 19342
E-mail:	Brian.Berube@axalta.com and alex.tablin-wolf@axalta.com
With a copy (such copy not constituting Notice) to:	Buyer’s Solicitors, for the attention of Spencer Klein and Stuart Alford or by email to SpencerKlein@mofo.com and Salford@mofo.com
Guarantor:
For the attention of:	Brian Berube and Alex Tablin-Wolf
Address:	Axalta Coating Systems, 50 Applied Card Way, Suite 300, Glen Mills, PA 19342

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E-mail:	Brian.Berube@axalta.com and alex.tablin-wolf@axalta.com
With a copy (such copy not constituting Notice) to:	Buyer’s Solicitors, for the attention of Spencer Klein and Stuart Alford or by email to SpencerKlein@mofo.com and Salford@mofo.com
28.2    A Notice shall be deemed to have been served:
(a)    if delivered by hand, at the time of delivery;
(b)    if sent by e-mail, at the time of transmission by the sender;
(c)    if sent by pre-paid first class recorded mail, on the second Business Day after (and excluding) the day of posting; or
(d)    if sent by pre-paid airmail, on the fifth Business Day after (and excluding) the day of posting, provided that, if a Notice would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day), it shall be deemed to have been delivered at the next opening of such business hours.
28.3    In proving service of a Notice, it shall be sufficient to show that delivery by hand was made or that the envelope containing the Notice was properly addressed and posted as a first class prepaid letter or that the e-mail was successfully transmitted to the correct e-mail address, whether or not opened or read by the recipient.
28.4    A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or e-mail address for the purposes of clause 28.1, provided that such notification shall only be effective on:
(a)    the date specified in the notification as the date on which the change is to take place; or
(b)    if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.
28.5    This clause 28 shall not apply in relation to the service of any proceedings or other documents relating to or in connection with any legal action.
29.    INCONSISTENCY
If there is any inconsistency between the provisions of this Agreement and those of any other Transaction Document, the provisions of this Agreement shall prevail.
30.    COUNTERPARTS
30.1    This Agreement may be executed in any number of counterparts, but shall not be effective until each party has signed at least one counterpart. Each counterpart constitutes an original, and all the counterparts together constitute one and the same agreement.
30.2    Transmission of an executed counterpart of this Agreement by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement.

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31.    GOVERNING LANGUAGE
If this Agreement or any Notice given by one party to another is translated into any language other than English, the English text shall prevail in any event.
32.    GOVERNING LAW AND JURISDICTION
32.1    This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
32.2    Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.
IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date stated at the beginning of this Agreement.

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Schedule 1

The Sellers
Part 1: The Institutional Sellers

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Part 2: The Management Sellers

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Schedule 2

The Shares

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Schedule 3

Group Companies
Part 1: The Company

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Part 2: The Subsidiaries

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Schedule 4

Completion Obligations
Part 1: Obligations of the Sellers
1.    On Completion, against performance by the Buyer of the matters set out in Part 2 of this Schedule 4, the Sellers shall deliver, or procure the delivery of, the following to the Buyer or the Buyer’s Solicitors:
Transaction Documents
1.1    the Deed of Termination duly signed by the parties thereto;
Title to Shares and Loan Notes
1.2    executed stock transfer forms, in the agreed form, in respect of the transfer of the Shares to the Buyer and the original share certificates (or indemnities in the agreed form in lieu of such share certificates);
1.3    executed voting powers of attorney, in the agreed form, to allow the Buyer to exercise all rights attaching to the Shares pending registration of the transfers of the Shares;
1.4    the certificates for its Loan Notes (including, for the avoidance of doubt, any PIK Notes) (or indemnities in the agreed form in lieu of such certificates);
Authorities
1.5    a copy of the power of attorney under which any document referred to in this Schedule 4 has been or is to be executed by a Seller (if applicable);
Bank Indebtedness
1.6    a pay-off letter (in a form to be approved by the Buyer, such approval not to be unreasonably withheld) relating to the repayment of the Bank Indebtedness duly executed by the Royal Bank of Scotland and the Company;
1.7    the Deed of Release duly signed by the parties thereto along with duly signed forms DS1 and other lien release documents in relation to any legal charges created by the Group Companies;
Properties
1.8    evidence reasonably satisfactory to the Buyer that all security affecting the Properties has been, or will be, discharged as at the Completion Date;
Directors and Company Secretary
1.9    executed resignations in the agreed form of each director and company secretary of each of the Group Companies as may be notified by the Buyer to the Sellers’ Representative not less than three Business Days prior to Completion;
Board resolutions
1.10    a copy of the board resolutions of the Company in the agreed form:

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(a)    approving the registration of the transfers of the Shares and the Minority Shares in favour of the Buyer (subject only to stamping);
(b)    accepting the resignation of the resigning directors and company secretary, and noting the appointment of such persons nominated by the Buyer as directors and company secretary of the Company with effect from Completion; and
(c)    authorising the matters contemplated by this Agreement and the Minority SPA;
1.11    a copy of the board resolutions of U-POL Finco Limited in the agreed form approving the redemption of the Loan Notes;
Records
1.12    to the extent not in the possession or under the control of a Group Company, the statutory registers (duly written up to date as at immediately prior to Completion) of each Group Company.

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Part 2: Obligations of the Buyer
1.    On Completion, against performance by the Sellers of the matters set out in Part 1 of this Schedule 4, the Buyer shall:
Satisfaction of Consideration
1.1    procure the payment by electronic transfer of same day available funds of the Consideration to the Sellers’ Solicitors’ Account, receipt of which shall discharge the Buyer from its obligation to pay the Consideration to the Sellers;
Payment of the Bank Indebtedness
1.2    procure the payment by electronic transfer of same day available funds of the Bank Indebtedness on behalf of the relevant Group Company to an account designated for such purpose by The Royal Bank of Scotland plc (acting as agent under the Senior Facilities Agreement);
Payment of the Loan Note Redemption Amount
1.3    procure the payment by electronic transfer of same day available funds of the Loan Note Redemption Amount on behalf of U-POL Finco Limited to the Sellers’ Solicitors Account, receipt of which shall discharge the Buyer from its obligation to pay the Loan Note Redemption Amount to the Sellers;
Documents to be delivered
1.4    deliver to the Sellers’ Solicitors:
(a)    a copy of the written resolutions of the directors of the Buyer authorising the execution and performance by the Buyer of each of the Transaction Documents to be executed by the Buyer; and
(b)    a copy of the extract of the board resolutions of the Guarantor authorising the execution and performance by the Guarantor of each of the Transaction Documents to be executed by the Guarantor.

Schedule 5

Warranties
Part 1: Title Warranties
1    ORGANISATION AND STANDING
1.1    Each Institutional Seller is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.
1.2    Each Seller is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the relevant Seller is incorporated or resident, as applicable).
2    CAPACITY AND AUTHORITY
Capacity and Authority of the Sellers
2.1    Each Seller has the requisite capacity and authority to enter into and perform this Agreement and each of the Sellers’ Completion Documents to which it is or will be a party.
2.2    Each Seller has obtained all corporate authorisations and all other consents, licenses and authorisations required to empower it to enter into and perform its obligations under this Agreement and each of the Sellers’ Completion Documents to which it is or will be a party.
Effect of Completion
2.3    This Agreement and the Sellers’ Completion Documents will, when executed by each Seller, constitute legal, valid and binding obligations of such Seller enforceable in accordance with their respective terms.
2.4    No consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by any Seller for the execution or implementation of this Agreement and the Sellers’ Completion Documents and compliance with the terms of this Agreement and the Sellers’ Completion Documents does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement, instrument or obligation by which such Seller may be bound;
(b)    the constitutional documents or internal requirements of the Seller; or
(c)    any law, lien, lease, order, judgement, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Seller is bound.
3    THE SHARES
3.1    Each Seller is the sole legal and beneficial owner of the Shares set opposite its name in the table in Schedule 2.
3.2    There is no Encumbrance on, over or affecting the Shares set opposite each Seller’s name in the table in Schedule 2, nor any agreement or commitment to create any such Encumbrance, and no claim has been made by any person to be entitled to the benefit of any such Encumbrance.

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Part 2: Business Warranties
1.    THE GROUP COMPANIES
Incorporation and existence
1.1    Each Group Company is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite power and authority to own, lease and operate its properties and assets and to conduct its Business as it is now being conducted.
1.2    The information in Schedule 3 of this Agreement is accurate in respect of each Group Company in all material respects.
1.3    There are no contracts, agreements or arrangements outstanding which call for the allotment, issue or transfer of, or accord to any person the right to call for the allotment, issue or transfer of, the Shares, or any other shares, or any debentures in or securities of any of the Group Companies.
1.4    The Shares and the Minority Shares together constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid.
Subsidiaries
1.5    The entire issued share capital of each Subsidiary is legally and beneficially held by a Group Company, and all such shares are fully paid up and free from all Encumbrances or interests in favour of, or claims made by, any other person and are held with all rights now or hereafter attaching to them.
1.6    The Subsidiaries are the only subsidiaries of the Company.
1.7    With the exception of the Subsidiaries, no Group Company:
(a)    owns any shares or debentures in the capital of any other company;
(b)    has agreed to acquire any shares or debentures in the capital of any other company; or
(c)    is or has agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or a party to any agreement or arrangement for sharing commissions or other income.
1.8    No Group Company has in the last five years:
(a)    repaid, redeemed or purchased any of its own shares, or otherwise reduced its issued share capital or any class of it, or capitalised, in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed any resolution to do so, or agreed to do any of the above;
(b)    directly or indirectly provided any financial assistance for the purpose of the acquisition of its own shares or the shares of any holding company of that Group Company or for the purpose of reducing or discharging any liability incurred in such an acquisition; or
(c)    allotted or issued any securities that are convertible into shares.

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Statutory books and returns
1.9    The statutory books (excluding the minute books) of the Group Companies are up to date, in its possession or control and are properly prepared and maintained and accurate and complete, in all material respects, and the relevant Group Company has not received any written notice (which is still current) that they are incorrect or incomplete or should be rectified.
1.10    Each Group Company has, in all material respects, complied with the provisions of all relevant companies legislation and all returns, resolutions and other documents required to be filed with or delivered to any authority in any jurisdiction by each Group Company have been duly filed or delivered.
Constitutional documents
1.11    Copies of the constitutional documents of each Group Company are disclosed in the Data Room and are complete and accurate.
Joint ventures
1.12    No Group Company is:
(a)    party to any joint venture, consortium, partnership or profit sharing arrangement or agreement; or
(b)    a member of any unincorporated body, undertaking or association.
Commissions
1.13    No person is entitled to receive from a Group Company any finder’s fee, brokerage or other commission in connection with the sale and purchase of the Shares.
Attorneys and agents
1.14    No Group Company has delegated any powers under a power of attorney which remains in effect and no person has authority (express, implied or ostensible) to enter into any contract or commitment or to do anything on behalf of a Group Company (other than any ostensible or implied authorities to directors or employees to enter into routine contracts in the normal course of their duties).
Historic acquisitions and disposals
1.15    No Group Company has in the six years immediately prior to the date of this Agreement acquired or disposed of any company or business.
Dividends
1.16    All dividends or distributions declared, made or paid by any of the Group Companies in the last five years have been declared, made or paid in accordance with its memorandum, articles of association or any other constitutional and corporate documents, all applicable Laws the rules of any authority and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.
2.    ACCOUNTS
2.1    The Accounts show a true and fair view of the Group’s:
(a)    assets, liabilities, state of affairs and financial position as at the Accounts Date; and

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(b)    the profit or loss for the financial year ended on the Accounts Date.
2.2    The Accounts:
(a)    have been properly prepared in accordance with the Accounting Standards; and
(b)    comply with the requirements of the Act.
2.3    The Accounting Standards and the assumptions and estimation techniques adopted in the Accounts are consistent with those adopted in the audited financial statements of Group for the six financial years immediately preceding the financial year to which the Accounts relate.
2.4    Notwithstanding paragraph 2.1 of this Schedule 5, the Accounts:
(a)    make full provision or reserve for (or where appropriate disclose fully by way of note) all liabilities (whether actual, contingent, unquantified or disputed), capital commitments, Tax, bad and doubtful debts, obsolete or slow-moving stock and depreciation; and
(b)    save to the extent disclosed fully by way of note therein, are not affected by any extraordinary, exceptional or non-recurring items.
3.    MANAGEMENT ACCOUNTS
The Management Accounts:
(a)    have been properly prepared on a basis consistent with the preparation of the management accounts of the Group Companies for the corresponding period in the financial year ending on the Accounts Date;
(b)    disclose with reasonable accuracy the financial results or financial position of the Group Companies for the period to which they relate; and
(c)    are not misleading in any material respect as to the financial results or financial position of the Group Companies for the period to which they relate,
(provided that, for the avoidance of doubt, the Warrantors are not giving any warranty as to the accuracy of any forward looking statements or forecasts contained in the Management Accounts), but it is hereby acknowledged that they are not prepared on a statutory basis and have not been prepared, reviewed or considered by the Group’s auditors, and do not contain footnotes or other disclosures required by any applicable generally accepted accounting principles.
4.    EVENTS SINCE THE ACCOUNTS DATE
Since the Accounts Date:
(a)    there has been no change in the issued share capital or loan capital of any Group Company or in the legal or beneficial ownership of any Group Company;
(b)    no dividend or other distribution (whether in cash, stock or in kind) has been declared, authorised, paid or made, by any Group Company (except for any dividends provided for in the Accounts);
(c)    the business of the Group Companies has been carried on in all material respects in the ordinary course;

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(d)    no Group Company has acquired or disposed of or agreed to acquire or dispose of any business, interest in any share, debenture or security of any company, or undertaking;
(e)    no Group Company has changed or removed its auditors;
(f)    no Group Company has changed its accounting reference date and no financial year of any Group Company has ended since the Accounts Date;
(g)    except for trade debt incurred in the ordinary course of business, no Group Company has repaid any borrowing or indebtedness in advance of its stated maturity or other repayment date;
(h)    no Group Company has acquired or disposed of or agreed to acquire or dispose of any material asset other than in the ordinary course of trading;
(i)    there has been no material deterioration in the financial position or prospects or turnover of any Group Company and no Group Company has had its business, profitability or prospects materially and adversely affected by the loss of any customer or source of supply or by any factor not affecting similar businesses to a like extent, and, so far as the Warrantors are aware, there are no facts which are likely to give rise to any such effects;
(j)    no Group Company has assumed or incurred, or agreed to assume or incur any liability, obligation, commitment or expenditure (actual or contingent) in excess of £100,000, made any payment not provided for in the Accounts or entered into any other transaction, otherwise than in the ordinary and usual course of trading;
(k)    no Group Company has carried out or entered into any transaction, and no other event has occurred, in consequence of which any liability of any Group Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than Tax arising from transactions entered into or events occurring in the normal course of business (but not including Tax on deemed chargeable gains or deemed income);
(l)    other than any change in the ordinary course as a result of the annual pay review conducted by the Group Companies, no Group Company has made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of that Group Company who on the Accounts Date was entitled to remuneration in excess of £70,000 per annum, or appointed or employed any additional director, officer or employee who is so entitled; and
(m)    no event has occurred which would entitle any third party to terminate any contract with, or any benefit enjoyed by, a Group Company or to call in any money from a Group Company before the normal due date.
5.    ASSETS
5.1    All the material assets and property (other than the Properties) used or held by a Group Company for the purposes of carrying on the Business are included in the Accounts, its absolute property and in its possession and control and none are the subject of any Encumbrance (excepting any lien arising by operation of law in the ordinary course of trading) or, save as Disclosed in the Disclosure Documents, the subject of any leasing, hire, hire-purchase, retention of title, conditional sale or credit sale agreement.
5.2    No Group Company has provided any of its assets or property to any third party on lease, hire, hire-purchase, conditional sale or credit sale agreement terms.

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5.3    The machinery used by the Group is adequate for the manufacture of the Group’s products and the operation of the Business of the Group.
5.4    The assets of the Group Companies comprise all the assets necessary for the continuation of the Business.

6.    TRANSACTIONS WITH SELLERS, DIRECTORS AND CONNECTED PERSONS
Loans and debts
6.1    There is no outstanding:
(a)    indebtedness or other liability (actual or contingent) owing by any Group Company to any Seller or director of any Group Company or any such Seller’s or director’s Connected Person or owing to any Group Company by any such Seller’s or director’s Seller or director of any Group Company or any Connected Person; or
(b)    guarantee or security for any such indebtedness or liability.
Arrangements with Connected Persons
6.2    No Group Company:
(a)    is, nor has at any time during the last four years been, a party to any agreement, arrangement or understanding (whether legally enforceable or not) in which any Seller, director or former director of any Group Company or any such Seller’s or director’s Connected Person is or has been interested whether directly or indirectly; or
(b)    is a party to, nor have its profits or financial position during the last four years been affected by, any agreement or arrangement which is not entirely of an arm’s length nature.
Competitive interests
6.3    No:
(a)    Seller, director or former director of any Group Company nor any of such Seller’s or director’s Connected Person, either individually or with any other person or persons, has any interest, directly or indirectly, in any business which has a trading relationship with any Group Company or (other than that now carried on by the relevant Group Company) which is or is likely to become competitive with any aspect of the Business of any Group Company except as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services Markets Act 2000) and if such person (together with its Connected Persons) holds or is otherwise interested in less than three percent of such class of securities; and
(b)    Seller either individually, collectively or with any other person or persons, is interested in any way whatsoever in any Intellectual Property Rights used by a Group Company.
Benefits
6.4    No Connected Person of a Seller is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from any Group Company.

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7.    BORROWINGS AND LENDINGS
Borrowings
7.1    The total amount borrowed by a Group Company does not exceed any limitation on its borrowing powers contained in its articles of association, or in any debenture or other deed or document binding on it.

Facilities
7.2    Details of all indebtedness, loans, ancillary banking facilities or other financial facilities which are currently outstanding or available to the Group (other than trade indebtedness) are listed in folder 1.2.1 and 1.2.2 of the Data Room along with the amounts outstanding thereunder as at 31 May 2021.
7.3    No Group Company has, by reason of its default, become bound, and no person has become entitled (or with the giving of notice and/or the issue of a certificate will become entitled) to require it, to repay prior to its stipulated due date any loan capital or other debenture, redeemable preference share capital or borrowed money and no notice has been received of such liability having arisen for any other reason.
Security

7.4    No member of the Group has entered into any security documents or created any Encumbrance other than the Encumbrances created under those security documents which are contained in folder 1.2.1 of the Data Room.
Guarantees and Indemnities
7.5    No Group Company has any liability (whether actual or contingent) under any guarantee, indemnity or other agreement to secure or incur a financial or other obligation relating to the failure of another person (other than any of the other Group Companies) to perform its obligations.
7.6    No part of the borrowings, or indebtedness in the nature of borrowings, of a Group Company is dependent on the guarantee or indemnity of, or security provided by, another person (other than another Group Company). No contract or arrangement to which a Group Company is party is dependent on the guarantee or indemnity of, or security provided by, another person (other than another Group Company).
Loans
7.7    Other than in the ordinary course of business, no Group Company has lent any money which has not been repaid, and no Group Company owns the benefit of any debts (whether or not due for payment), other than debts which have arisen in the ordinary course of business.
8.    GRANTS
In the six year period preceding the date of this Agreement, no Group Company has received any investment grant (which is still outstanding) from any governmental department or agency or any local or other authority by virtue of any statute.
9.    TRADING ARRANGEMENTS
Customers

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9.1    Save for the Material Customers, no customer of the Group generated more than £500,000 in revenue in the financial year of the Group ending on 31 December 2020.
9.2    The Data Room contains:
(a)    at document 1.12.1.1.2.1.1, a schedule showing complete and accurate particulars of:
(i)    which Material Customers are engaged on the standard terms of a Group Company;
(ii)    which Material Customers are engaged on the standard terms of a Group Company, as amended by agreement between the parties (a “Trading Agreement”); and
(iii)    which Material Customers are otherwise engaged by written agreement between the Material Customer and a Group Company (a “Bespoke Agreement”)
(any such terms or agreement referred to at (i) to (iii) between a Group Company and a Material Customer being a “Material Customer Contract”).
(b)    at folder 1.3.2.1, copies of all current standard terms used by the Group for customers;
(c)    at folder 1.12.1.1.2, copies of all Trading Agreements, which are currently in force, between a Material Customer and a Group Company; and
(d)    at folder 1.12.1.1.2, copies of all Bespoke Agreements, which are currently in force, between a Material Customer and a Group Company.
9.3    Each Material Customer Contract is in full force and effect and binding on the parties to it and there are no grounds for a material change to the terms of any such Material Customer Contract.
9.4    No Group Company is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Customer Contract, and no Material Customer is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Customer Contract, and there are no existing, pending or threatened claims or disputes relating to any Material Customer Contract, nor do any circumstances exist which are likely to give rise to any such claim or dispute.
9.5    In the 12 months preceding the date of this Agreement,
(a)    no Group Company has given notice to, or indicated that it is likely to, terminate, not renew or materially reduce the volume of business under any Material Customer Contract;
(b)    no Group Company has received written notice, and there are no facts or circumstances that indicate, that any Material Customer intends to terminate, not renew or materially reduce the volume of business under any Material Customer Contract;
(c)    there have been no grounds for the termination, rescission, avoidance, repudiation or a material change in the terms of any Material Customer Contract by any Material Customer;
(d)    no Material Customer has ceased, or threatened to cease, to do business with any Group Company;

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(e)    there has been no material adverse change in the basis or terms on which any Material Customer does business with any Group Company; and
(f)    no Group Company has become liable to make payments under any liquidated damages or indemnity provisions under any Material Customer Contract, or become aware of any circumstances that may give rise to such liability.
9.6    None of the matters referred to in paragraph 9.5 above is likely to occur in the period of six months following the date of this Agreement.
9.7    Details of current rebates agreed between a Group Company and a Material Customer are contained in folder 1.12.1.1.2 of the Data Room and no Group Company has agreed, or is currently in discussion with, any Material Customer regarding any change to such rebates, nor do any circumstances exist which are likely to give rise to any such change.
Suppliers
9.8    Save for the Material Suppliers, no supplier to any Group Company accounted for more than £500,000 of the Group’s total expenditure in the financial year of the Group ending on 31 December 2020.
9.9    The Data Room contains:
(a)    at document 1.12.1.1.1.1, a schedule showing complete and accurate particulars of:
(i)    which Material Suppliers are engaged by the Group on the standard terms of the Material Supplier; and
(ii)    which Material Suppliers are otherwise engaged by the Group by written agreement between the Material Supplier and a Group Company (a “Supply Agreement”)
(any such terms or agreement referred to at (i) and (ii) between a Group Company and a Material Supplier being a “Material Supplier Contract”); and
(b)    at folder 1.12.1.1.3, copies of all Supply Agreements, which are currently in force, between a Material Supplier and a Group Company.
9.10    Each Material Supplier Contract is in full force and effect and binding on the parties to it and there are no grounds for a material change to the terms of any such Material Supplier Contract.
9.11    No Group Company is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Supplier Contract, and no Material Supplier is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Supplier Contract, and there are no existing, pending or threatened claims or disputes relating to any Material Supplier Contract, nor do any circumstances exist which are likely to give rise to any such claim or dispute.
9.12    In the 12 months preceding the date of this Agreement,
(a)    no Group Company has given notice to, or is likely to, terminate, not renew or materially reduce the volume of business under any Material Supplier Contract;
(b)    no Group Company has received written notice, and there are no facts or circumstances that indicate, that any Material Supplier intends to terminate, not renew or materially reduce the volume of business under any Material Supplier Contract.

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(c)    there are no grounds for the termination, rescission, avoidance, repudiation or a material change in the terms of any Material Supplier Contract by any Material Supplier;
(d)    no Material Supplier has ceased, or threatened to cease, to do business with any Group Company;
(e)    there has been no material adverse change in the basis or terms on which any Material Supplier does business with any Group Company except for changes affecting similar businesses to a like extent as a result of the COVID-19 pandemic; and
(f)    no Group Company has become liable to make payments under any liquidated damages or indemnity provisions under any Material Supplier Contract, or become aware of any circumstances that may give rise to such liability.
9.13    None of the matters referred to in paragraph 9.12 above is likely to occur in the period of six months following the date of this Agreement.
9.14    Details of current rebates agreed between a Group Company and a Material Supplier are contained in folder 1.12.1.1.3.3 of the Data Room and no Group Company has agreed, or is currently in discussion with, any Material Supplier regarding any change to such rebates, nor do any circumstances exist which are likely to give rise to any such change.
Exclusive Relationships
9.15    No Group Company is party to any agreement, arrangement, commitment, concerted practice or course of conduct which means that it enjoys an exclusive relationship with any customer or supplier or has granted any exclusive rights to any customer or supplier.
Agents
9.16    The Data Room contains, at folder 1.12.1.1.4, copies of all contracts (the “Material Agent Contracts”), which are currently in force, between a Group Company and the material third party sales agents or representatives used by the Group (the “Material Agents”).
9.17    Each Material Agent Contract is in full force and effect and binding on the parties to it and there are no grounds for a material change to the terms of any such Material Agent Contract.
9.18    No Group Company is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Agent Contract, and no Material Agent is, or has been in the 12 months preceding the date of this Agreement, in actual, alleged or threatened breach of any Material Agent Contract, and there are no existing, pending or threatened claims or disputes relating to any Material Agent Contract, nor do any circumstances exist which are likely to give rise to any such claim or dispute.
9.19    In the 12 months preceding the date of this Agreement,
(a)    no Group Company has given notice to, or is likely to, terminate or not renew any Material Agent Contract;
(b)    no Group Company has received written notice, and there are no facts or circumstances that indicate, that any Material Agent intends to terminate or not renew any Material Agent Contract;
(c)    there are no grounds for the termination, rescission, avoidance, repudiation or a material change in the terms of any Material Agent Contract by any Material Agent;

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(d)    no Material Agent has ceased, or threatened to cease, to do business with any Group Company;
(e)    there has been no material adverse change in the basis or terms on which any Material Agent does business with any Group Company; and
(f)    no Group Company has become liable to make payments under any liquidated damages or indemnity provisions under any Material Agent Contract, or become aware of any circumstances that may give rise to such liability.
9.20    None of the matters referred to in paragraph 9.19 above is likely to occur in the period of six months following the date of this Agreement.
Other commitments
9.21    No Group Company is party to any agreement, arrangement or commitment which either:
(a)    save for the Material Supplier Contracts and leases in respect of the Properties, requires a capital commitment of more than £500,000 in the current financial year of the Group;
(b)    is of an unusual, exceptional or abnormal nature having regard to the usual practice of the Company or was entered into otherwise than on an arm’s length basis or otherwise than in the ordinary course of business;
(c)    cannot readily be fulfilled or performed by the Group Companies on time and without undue or unusual expenditure of money and effort, other than as a result of the COVID-19 pandemic;
(d)    is for the supply of goods and/or services by or to any Group Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given;
(e)    restricts the freedom of any Group Company to carry on the Business in any part of the world in such manner as it thinks fit;
(f)    contains any “most-favoured nation” or similar terms in favour of a third party; or
(g)    involves the grant of any sole or exclusive rights (including exclusive sale or purchase rights) by or to any Group Company.
9.22    The Business has not been materially affected in an adverse manner as a result of (either individually or in combination) the loss of, or reduction in trading with, any customer, client, agent, or supplier of any Group Company, or a change in the terms on which such customer, client, agent or supplier does business with any Group Company.
Product regulatory requirements
9.23    No Group Company has:
(a)    in the last five years, designed, manufactured, placed on the market (including through marketing or advertising), installed, supplied or put into service any Product which was not fully compliant with:
(i)    the requirements of all applicable Laws of any territory in which such Product has been designed, manufactured, placed on the market, installed, supplied or put into service;

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(ii)    the terms of any applicable recognised national or international product standards or certifications; or
(iii)    any representation or warranty (whether express or implied) given in respect of such Product; or
(b)    in the last five years, had knowledge of or received any notice, claim, enforcement action taken or threatened by any Governmental Entity (including any recall or post-sale warnings regarding any Product) alleging any defect in any Product, or any contravention of any applicable Law, product standard, or certification relating to the Products or contesting the uses of or the labelling and promotion of any Product; or
(c)    in the last three years, had knowledge of or received any written communication from any person alleging any injury or property damage or material defect in any Product, or any contravention of any applicable Law, product standard, or certification relating to the Products or contesting the uses of or the labelling and promotion of any Product.
9.24    In this Agreement “Product” means any goods, product, apparatus or equipment which any Group Company has manufactured, marketed, distributed, supplied or agreed to supply to any person or put into service and includes a product which is comprised in another product (whether by virtue of being a component part or raw material or otherwise).
10.    INTELLECTUAL PROPERTY
Ownership and Licensing
10.1    A Group Company is either the legal and beneficial owner of the Business IP or has the necessary rights and/or licences to use the Business IP from the owner of such Business IP.
10.2    Folder 1.4 of the Data Room contains complete and accurate details of:
(a)    all trademarks (or applications for trademarks) owned by the Group;
(b)    all domain names owned by the Group; and
(c)    any other Owned Business IP that is registered or subject to an application for registration.
10.3    Copies of all Licences-Out and Licences-In (other than off-the-shelf licences) are contained in folder 1.4.3 the Data Room.
10.4    In respect of all Licences-Out and Licences-In:
(a)    such Licences-Out and Licences-In are in full force and effect, and are valid and binding and nothing has been done or not been done as a result of which any of them has ceased or might cease to be valid;
(b)    such Licences-Out and Licences-In are not, and have not been, the subject of any claim, dispute or proceeding, pending or threatened; and
(c)    no Group Company is in actual, alleged or potential breach of any material Licence-Out or Licence-In, and no other party is in actual, alleged or potential breach of any material Licence-Out or Licence-In. No material Licence-Out or Licence-In is liable to be terminated or otherwise materially affected or breached as a result of the Transaction.

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10.5    The Business IP is valid, subsisting and enforceable and not subject to any claims of opposition from any third party, and nothing has been done or not been done (or is likely to be done or not be done) as a result off which any Business IP has ceased or might cease to be valid, subsisting or enforceable. In particular, no trademarks, service marks, trade names, or domain names, identical or similar to any such rights, has been registered or is being used by any person in the same, or a similar, business to that of the Group in any country in which any Group Company has registered or is using that trade mark, service mark, trade name or domain name.
10.6    A Group Company is either the legal or beneficial owner of all Business IP, excluding Licensed Business IP, that has been created under any Group Company’s contracts with consultants, contractors or other such third parties.
10.7    The Group Companies have implemented appropriate administrative, technical and organisational measures to protect against the accidental, unauthorised, or unlawful acquisition, disclosure, destruction, alteration, loss or damage to any Business IP, trade secret, and works underlying Business IP or trade secret, and ensure a level of security appropriate to the risk represented by the nature of the Business IP or trade secret, and have not had in the last six years any material breaches, leaks or unauthorised disclosure of any trade secrets.
Dealings and adequacy of rights
10.8    None of the Business IP is subject to any Encumbrance other than pursuant to the security documents contained in folder 1.2.1 of the Data Room.
10.9    The Owned Business IP and Licensed Business IP together comprise all Intellectual Property Rights material to and/or reasonably necessary to carry on the Business as conducted by the Group Companies during the 12 months preceding the date of this Agreement.
Infringements
10.10    None of the Business IP is being materially infringed, misappropriated or used without permission by any other person, or has been materially infringed, misappropriated or used without permission by any other person in the 12 months preceding the date of this Agreement.
10.11    No Group Company has, in the 12 months preceding the date of this Agreement, received written notice that it actually or potentially infringes the Intellectual Property Rights of any other person.
10.12    No Group Company is in actual, alleged or potential breach of any contract or agreement governing the use of, or otherwise relating to, the Business IP. Any such contracts relating to Licensed Business IP are freely transferable to the Buyer and none of them is liable to be terminated or otherwise materially affected or breached as a result of the Transaction.
Confidential Information
10.13    Within the last five years, no activity of the Group constitutes or is likely to constitute any breach of any duty of confidence owed by any Group Company to any third party. All Confidential Information is in the lawful possession of the Group Companies and has at all times been kept confidential by the Group Companies, and the Group Companies have not disclosed, and do not anticipate the disclosure of, any of its Confidential Information other than:
(a)    to its employees and professional advisers, and then only in circumstances of strict confidentiality; and

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(b)    in the ordinary course of business and in the case of a material disclosure, subject to a binding confidentiality agreement.
11.    IT SYSTEMS
11.1    Folder 1.10 of the Data Room contains materially accurate details of all IT Systems.
11.2    The IT Systems are (as at the date of this Agreement and in the 12 months preceding such date) substantially adequate for the requirements of the Business in terms of functionality and performance and have sufficient capacity, scalability and performance to meet the current and foreseeable peak volume requirements of the Business.
11.3    The IT Systems are legally and beneficially owned by, or licensed, leased or supplied to, the Group Companies free from any Encumbrances.
11.4    All IT Systems are in good working order and are being regularly maintained and are not defective in any material respect. No Group Company has, in the 12 months preceding the date of this Agreement, experienced a failure or breakdown of the IT Systems which has had an adverse effect on the manufacturing output or capability of the Business.
11.5    Software which is Owned Business IP is not the subject of any source code escrow arrangement and the source code in such Software has not been disclosed to any third party.
11.6    The Group Companies have possession of, control of, or the right to gain access to, the source code of all Software which is Owned Business IP, and no Group Company has granted any licences or interests in any source code in any Software which is Owned Business IP, nor has there been any unauthorized disclosure of such source code.
11.7    No Group Company is in actual, alleged or potential material breach of any contract governing the use of the IT Systems. Such contracts are freely transferable to the Buyer, and no such contract is likely to be terminated or breached as a result of the Transaction.
11.8    The Group Companies have taken reasonably appropriate and proportionate technical and organizational measures, including virus protection, and have in place reasonably appropriate disaster recovery and business continuity plans to protect the security of the IT Systems.
12.    DATA PROTECTION
12.1    In respect of all and any Personal Data processed by the Group Companies, including the collection, storage, maintenance, use, sharing, and other processing of Personal Data, each Group Company:
(a)    is and has at all times been in compliance with the Data Protection Legislation and with their published privacy policies, past and present, in all material respects, and has not materially violated the provisions of an agreement with a third party relating to Personal Data;
(b)    has not in the last four years received any written notice, request, claim, enforcement action or other communication from any person or regulatory or supervisory authority alleging breach of any Data Protection Legislation or complaining about the Group Companies’ use of Personal Data, and so far as each Group Company is aware, there is no fact or circumstance that may lead to any such notice, request, claim, enforcement action or other communication;
(c)    has responded, to the extent required by Law, to any individual rights requests made pursuant to the Data Protection Legislation in compliance with the Data Protection Legislation, and there are no such requests outstanding;

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(d)    has implemented appropriate administrative, technical and organisational measures to protect against the accidental, unauthorised or unlawful acquisition, disclosure, processing, destruction, alteration, corruption or encryption of, or access, loss or damage to, any Personal Data processed by each Group Company or third party processors appointed by each Group Company, and ensures a level of security appropriate to the risk represented by the processing and the nature of the Personal Data, including as has been revealed by any security incident, penetration test or vulnerability assessment, the IT Systems do not have, and have not had in the last four years any material security vulnerabilities;
(e)    has put in place an adequate data breach response plan that is designed to enable each Group Company and any third party processors of Personal Data appointed by each Group Company to comply with the related requirements of Data Protection Legislation;
(f)    has operated and maintained an internal data incident record in compliance with the Data Protection Legislation;
(g)    if required, (including under Data Protection Legislation) has obtained valid consents in respect of its marketing lists, and has complied with any opt-out requests;
(h)    is and has been for the last four years, in full compliance with all rules, regulations, standards and guidelines adopted or required (i) by all payment card brands that are accepted as a form of payment by, or whose payment instrument information is otherwise stored, processed or transmitted by, each Group Company, and (ii) by the Payment Card Industry Security Standards Council, in either case relating to privacy, data security or the safeguarding, disclosure or handling of payment instrument information, including but not limited to the Payment Card Industry Data Security Standards (“PCI DSS”); and
(i)    to the extent required by Law, has written agreements with each third party service provider having access to Personal Data requiring compliance with the Data Protection Legislation and adequate cybersecurity measures, including the PCI DSS to the extent applicable.
12.2    Save as Disclosed, none of the Group Companies nor any processor operating on behalf of any Group Company have suffered any accidental, unauthorised or unlawful acquisition, disclosure, processing, destruction, alteration, corruption or encryption of, or access, loss or damage to, any Personal Data that would require notification to any data subject or to the UK Information Commissioner's Office or any law enforcement, regulatory or supervisory authority pursuant to the Data Protection Legislation. Each Group Company maintains and trains applicable personnel on policies and procedures to escalate any such detected breaches to the attention of the Group Companies’ executives.
12.3    Neither the execution, delivery nor performance of this Agreement nor the consummation of the Transaction will constitute a violation of any Data Protection Legislation. Each Group Company has the necessary rights to Personal Data to grant the rights and transfers thereof pursuant to this Agreement and the consummation of the Transaction.
13.    EMPLOYEES
Terms and conditions
13.1    The Data Room contains:
(a)    at document 1.12.2.1.1, an anonymised list of all Employees with particulars of the date of commencement of employment, salary, other elements of compensation or

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remuneration (including car allowance and employing entity), notice period and type of contract (whether part or full time));
(b)    at folder 1.12.2.3.1, copies of all service contracts for the Warrantors;
(c)    at folder 1.12.2.4, copies of any standard form employment contracts regularly used by a Group Company for the engagement of Employees, with copies of the employment contracts for Senior Employees not engaged on such standard form employment contracts;
(d)    at document 1.12.2.2.1, details of Workers currently engaged by the Group;
(e)    copies of current staff/employee handbooks and other material procedures, schemes and policies relating to the Employees;
(f)    at folder 1.2.3, 1.8.20 and 1.8.21, details of all material actions taken by any Group Company in response to the COVID-19 pandemic that have impacted the Employees or Workers, including in relation to any Employees and former employees who are or have been placed on a temporary period of leave which satisfies the terms of the Coronavirus Job Retention Scheme established and governed by the CJRS Treasury Directions made under sections 71 and 76 of the Coronavirus Act 2020 or any similar scheme implemented by any government authority in response to the COVID-19 pandemic (each a “Furlough Scheme”) during which employees are, or were, not working, or working on a part-time basis, but kept on the payroll; and
(g)    at folder 1.8.9, copies or complete and accurate details of, benefit plans sponsored, maintained or contributed to by any Group Company for any non-US based Employee or Worker other than any plan mandated by applicable Law (“Non-US Benefit Plans”) and the US Employee Benefit Plans.
13.2    No Employee is entitled to a payment under their employment contract in respect of any post-termination restrictive covenant and no assurances or undertakings (whether legally binding or not) have been made to any Employee or Worker as to the introduction, increase or improvement of any of his or her remuneration or benefits. All Employees who are based in the United States are employed at-will and can be terminated for any reason without advance notice or severance, unless otherwise noted in folder 1.12.2.1 of the Data Room.
13.3    Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or upon the occurrence of any additional or subsequent event(s)) will (i) entitle any individual to severance pay, unemployment compensation, or any other compensation or benefit, (ii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any US Employee Benefit Plan or Non-US Benefit Plan (other than as required by applicable Law), or (iii) require the Company, Buyer, or any of their respective Affiliates to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.
Trade unions
13.4    No Group Company recognises a trade union or has any works council or supervisory council, staff association or other body representing any of the Employees. No Group Company is a party to any collective agreement nor does any Group Company have any duty to inform or consult with employees or any representative body about the Transactions.
13.5    No application for collective bargaining recognition by a trade union is pending in relation to any Group Company, and no union or group of Employees are seeking or have sought to organize Employees for the purpose of collective bargaining.

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13.6    No Group Company is or has in the last two years been involved in any labor or industrial dispute affecting or involving an Employee or a Worker or a former employee or worker of any Group Company. There has not been, nor have there been any threats of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, or other similar labor disruption or dispute affecting the any Group Company or any Employees of a Group Company.
Bonus and other schemes
13.7    Details of all schemes (whether contractual or discretionary) in operation by any Group Company under which any Employee is entitled to any incentive, share option, profit sharing, bonus or commission, and copies of any scheme documents or other written materials provided to Employees setting out the terms and conditions of such scheme, are included in the Data Room.
13.8    No payment to any person will be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code due in whole or in part to the Transactions. The Company is eligible to seek shareholder approval in a manner that complies with Section 280G(b)(5) of the Code.
13.9    No Group Company provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including death and medical benefits, with respect to any current or former U.S. taxpayer, other than as required by applicable legal and administrative requirements.
13.10    No Group Company, Buyer or any Affiliate of Buyer will be obligated to pay or reimburse any U.S. taxpayer for any Taxes imposed under Section 409A or 4999 of the Code (or any corresponding or similar provision of applicable Law with respect to Taxes) as a result of any contract currently in effect.
Resignations and redundancies
13.11    No Senior Employee has given written notice to terminate his contract of employment which has not yet terminated.
13.12    Within the period of two years prior to the date of this Agreement, no Group Company has made, or started implementation of, any collective dismissals.
13.13    No Group Company has any obligation to make any payment on the redundancy of any Employee which is in excess of the statutory redundancy payment to which they would otherwise be entitled. Any Group Company based in the United States has complied with the WARN Act, and any applicable state mini-WARN Acts, and has no plans to undertake any action that would trigger the WARN Act or any applicable mini-WARN Act.
New hires
13.14    No offer of a contract of employment, with a gross basic salary (excluding bonus and other benefits) of over £70,000 per annum, has been made by any Group Company to any individual in the three months preceding the date of this Agreement which has not yet been accepted or which has been accepted but where the individual’s employment/engagement has not yet started.
TUPE
13.15    No individual has transferred to, or from, any Group Company by operation of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or equivalent Law of any jurisdiction in which a Group Company carries on the Business) in the two years preceding the date of this Agreement (a “Relevant Transfer”) and, to the knowledge of the Warrantors,

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there are no ongoing, pending or threatened claims by any individual affected by any Relevant Transfer (including by any employees or former employees of any transferee entity and whether brought against such transferee entity or a Group Company).
Disputes
13.16    There are no, nor at any time during the three years preceding the date of this Agreement have there been, any investigation by any Governmental Entity, employment tribunal proceedings, arbitration or other proceedings brought against any Group Company by or in front of any Governmental Entity, or by any Employee or Worker or any former employee or worker. There are no threatened or, to the knowledge of the Warrantors, contemplated or pending claims by any Employee or Worker or any former employee or worker of any Group Company in relation to his or her employment or engagement and, to the knowledge of the Warrantors, there are no circumstances which could give rise to any such claim.
13.17    No Senior Employee of any Group Company is, or has in the three years preceding the date of this Agreement been, subject to a disciplinary warning or procedure.
Compliance
13.18    Each Group Company has, in relation to each of its Employees and Workers (and any former employees or workers employed or engaged by such Group Company in the past three years):
(a)    complied in all material respects with all employment Law and employee benefit Law obligations imposed by applicable statutes, common law and statutory instruments (including, without limitation, when carrying out any redundancy exercise), including but not limited to Laws relating to working time, national minimum wage, discrimination, harassment, retaliation, disability, immigration, employee classification, pay equity, hiring, promotion and termination of employees, privacy, health and safety, workers' compensation, employee leave, whistleblowing, and unemployment insurance;
(b)    properly classified all such individuals for purposes of Tax Laws, Laws applicable to employee benefits including social security Laws, exempt and non-exempt under wage and hour Laws and/or any other applicable Laws in any jurisdiction relating to employment status;
(c)    calculated and paid holiday pay in accordance with all employment Law obligations imposed by applicable statutes, common law and statutory instruments (including the Working Time Regulations 1998 and any equivalent legislation in any applicable jurisdiction relating to the calculation of holiday pay);
(d)    complied in all respects with the terms of any Furlough Scheme utilised by any Group Company; and
(e)    complied in all material respects with all applicable terms and conditions of employment and any Non-US Benefit Plan and US Employee Benefit Plans.
13.19    Each Group Company has undertaken appropriate checks to confirm that all Employees have the legal right to work in the jurisdiction of their place of work. For the past three years, each Group Company has completed and maintained copies of I-9 Forms in compliance with applicable Law for each Employee and former employee based in the United States.
13.20    No claim has been made under any Furlough Scheme that is abusive or otherwise contrary to the stated purposes of the Furlough Scheme.
13.21    In the three years preceding the date of this Agreement:

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(a)    no allegations of sexual harassment have been made involving any current or former director, officer, or Senior Employee of any Group Company; and
(b)    no Group Company has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by current or former director, officer, or Senior Employee of the Group Company.
14.    PENSIONS
14.1    Details of the Pension Schemes are included in folders 1.8.22, 1.8.23, 1.8.24 and 1.8.25 of the Data Room.
14.2    The Pension Schemes are the only pension arrangements provided by the Group for the purpose of providing benefits on retirement or death for Employees of the Group or any of their respective dependants. There is no obligation to pay contributions to any personal pension scheme in respect of any employee. None of the Pensions Schemes are a defined benefit pension scheme or a final salary pension scheme.
14.3    Each Group Company has duly complied in all material respects with all applicable legal and administrative requirements relating to Pension Schemes.
14.4    All contributions and other amounts which have fallen due for payment by a Group Company to the Pension Schemes have been paid. There are no expenses outstanding in relation to the Pension Schemes.
14.5    All benefits payable under the Pension Schemes are “money purchase benefits” within the meaning of section 181(1) of the Pension Schemes Act 1993.
14.6    The Pension Schemes and any other US Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained from the IRS a current favorable determination or opinion letter as to its qualified status under the Code.
14.7    Neither the Company nor any ERISA Affiliate sponsors, maintains, or contributes to, or has ever sponsored, maintained, or contributed to (or been obligated to sponsor, maintain, or contribute to), (i) a “multiemployer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or Section 4064 of ERISA or Section 413 of the Code, (iii) a US Employee Benefit Plan that is subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code, or (iv) a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. No US Employee Benefit Plan is a defined benefit pension plan within the meaning of ERISA.
15.    THE PROPERTIES
Details of the Properties
15.1    The particulars of the Properties set out in document 1.5.1.1 of the Data Room are true, complete, and accurate in all respects.
15.2    No Group Company owns or has any interest in any land or building other than the Properties, and no Group Company has entered into any legally binding agreement for the purchase, lease or surrender of any such interest.
15.3    There is no right, covenant or encumbrance affecting any Property which is currently being exercised, claimed or enforced by any third party which adversely affects the use or occupation of any Property or the operation of any Property for its current purpose.

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15.4    No Group Company (nor any other company that has at any time been a subsidiary of a Group Company) has any actual or contingent liability in respect of any previously owned land or buildings.
15.5    In relation to each Property:
(a)    the relevant Group Company is solely legally and beneficially entitled, and has good and marketable title, to each of the Properties;
(b)    the relevant Group Company occupies and uses the Property only for the purpose of conducting the Business;
(c)    the relevant Group Company exclusively occupies the Property;
(d)    it is capable of being used for its current purpose;
(e)    no Group Company has submitted in the 12 months prior to the date of this Agreement any planning application to any local authority which has not yet been determined;
(f)    no Group Company has received in the 12 months prior to the date of this Agreement written notice of any disputes, claims, actions, liability, demands or complaints which are outstanding at the date of this Agreement in respect of the Property or the Group Company’s use and occupation of the Property nor is it aware of any such disputes, claims, actions, liability, demands or complaints; and
(g)    the Relevant Group Company has complied with all applicable statutory and bye-law requirements, and all regulations, rules and delegated legislation, relating to the Properties and their current state and use.
Leases and licences
15.6    Copies of all leases and licences pursuant to which a Property is held or used by the relevant Group Company are included at folder 1.5.2 in the Data Room.
15.7    In relation to each Property which is held pursuant to a lease or licence:
(a)    the lease or licence is in full force and effect;
(b)    there is no subsisting material breach, nor any material non-observance of any covenant, condition or agreement contained in the lease or licence on the part of either a Group Company or the relevant landlord;
(c)    the rents and other monies due and payable under the lease or licence have been paid in full;
(d)    there is no notice or other correspondence between any Group Company and any landlord relating to the exercise of an option to renew, or the right to terminate, any lease or licence;
(e)    there are no notices served by any landlord that state that there are any circumstances existing which would entitle the landlord of any such Property to exercise any power of entry or take possession of such Property or to draw upon any rental deposit or other security available to it;
(f)    there are no notices served by any landlord in respect of any subsisting breach, nor any non-observance of any covenant, condition or agreement contained in the lease on the part of either a Group Company or the relevant landlord;

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(g)    no Group Company has agreed to assign, sublease or otherwise deal with the Group Company’s interest in the leased or licensed premises to any other person;
(h)    any consents required for the grant of each lease and for any matter pursuant to each lease (where required), have been obtained and placed with the documents of title along with evidence of the registration of grant where required; and
(i)    the Properties (and the proceeds of sale from them) are free from:
(i)    any mortgage, debenture, charge (whether legal or equitable and whether fixed or floating), rentcharge, lien or other right in the nature of security; and
(ii)    any agreement for sale, estate contract, option, right of pre-emption or right of first refusal, and there is no agreement or commitment to give or create any of them.
Environment
15.8    The definitions in this paragraph apply in this agreement.
“Harm” means harm to the Environment, and in the case of an individual, this includes offence caused to any of their senses or harm to their property;
“Hazardous Substances” means any material, substance or organism which, alone or in combination with others, is capable of causing Harm, including (but not limited to) radioactive substances and materials containing asbestos.
15.9    The Company has obtained all licences, consents and permissions required under Environmental Law for the operation of the business at the Properties (the “Environmental Consents”), and is in compliance with the terms and conditions of the Environmental Consents in all respects.
15.10    In the three years preceding the date of this Agreement,
(a)    no Group Company has received any written notice of any non-compliance with any Environmental Consent nor is it aware of any such non-compliance with any Environmental Consent;
(b)    there are no claims, investigations or proceedings that have been notified in writing against any Group Company with respect to any breach of Environmental Law nor is any Group Company aware of any such claims, investigations or proceedings with respect to any breach of Environmental Law; and
(c)    no Hazardous Substances have been emitted, escaped or migrated from, any of the Properties that could result in any of the events described at paragraphs 15.10(a) or 15.10(b) above.
Health and Safety
15.11    The Company has obtained all licences, consents and permissions required under Health and Safety Law for the operation of the business at the Properties (the “Health and Safety Consents”), and is in compliance with the terms and conditions of the Health and Safety Consents in all material respects.
15.12    In the three years preceding the date of this Agreement,

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(a)    no Group Company has received any written notice of any non-compliance with any Health and Safety Consent nor is it aware of any such non-compliance with any Health and Safety Consent; and
(b)    there are no claims, investigations or proceedings that have been notified in writing against any Group Company with respect to any breach of Health and Safety Law nor is any Group Company aware of any such claims, investigations or proceedings with respect to any breach of Health and Safety Law, including those related to COVID-19 workplace health, safety, and compliance.
15.13    All Group Companies (and any other company that has at any time been a subsidiary of a Group Company) have adequate employers’ liability and public liability insurance cover in respect of the Business and the Properties and no claims have been made or are contemplated under any such insurance.
16.    LICENCES TO OPERATE
16.1    All material licences, consents and other permissions and approvals required for or in connection with the carrying on of the Business as at the date of this Agreement (the “Authorities”) have been obtained.
16.2    All of the Authorities are in full force and effect and no Group Company has received written notice in the 12 month period preceding the date of this Agreement alleging that it has not complied with any of the Authorities in any material respect and there are no circumstances likely to give rise to any such notice.
16.3    No Group Company has received written notice in the 12 month period preceding the date of this Agreement that any of the Authorities will be cancelled, revoked or not renewed and there are no circumstances likely to give rise to any such notice.
17.    COMPLIANCE
Compliance with laws
17.1    In the period of four years ending on the date of this Agreement:
(a)    each Group Company has been in compliance in all material respects with all applicable Laws of the UK and all other jurisdictions in which the Business is carried on; and
(b)    no Group Company has received notice of non-compliance with any applicable Laws of the UK or any other jurisdiction in which the Business is carried on.
Anti-bribery and corruption
17.2    No Group Company (nor any associated person of a Group Company as defined in section 8(1) of the Bribery Act 2010) is or has, in the period of four years ending on the date of this Agreement, engaged in any activity or conduct which would constitute an offence under the Bribery Act 2010, the Proceeds of Crime Act 2002, or other applicable anti-bribery or anti-money laundering Laws of any country having jurisdiction over the business activities of any Group Company.
17.3    The Group has in place adequate procedures designed to prevent each Group Company and its associated persons from engaging in the conduct described in paragraph 17.2 above.
Competition, anti-trust and cartels
17.4    The Group is not and has not been:

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(a)    party to or engaged in any agreement, arrangement, understanding, practice or conduct (unilateral or otherwise) which is an infringement of Competition Law; or
(b)    the subject of any investigation, inquiry or other proceeding by or before any tribunal or court in relation to Competition Law or any Competition Authority.
Sanctions and Export Controls
17.5    No Group Company has in the last four years or is currently carrying on any business with any person:
(a)    with whom dealings are prohibited or restricted under any Sanctions, including as a result of being: (i) included on any list of persons or entities subject to Sanctions, (ii) being located, organized, or resident in any Sanctioned Country, or (iii) a relationship of ownership or control with any person or entity listed in (i) or (ii); or
(b)    which is owned or Controlled by any governmental authority of a Sanctioned Country or any person falling within subparagraph (a) above.
17.6    No Group Company is or has, in the period of four years ending on the date of this Agreement, engaged in any activity or conduct which would constitute a violation, or could result in the imposition of sanctions under, any Sanctions or Export Control Laws.
17.7    The Group has in place adequate policies and procedures designed to prevent each Group Company and its associated persons from engaging in the conduct described in paragraph 17.5 above and ensure compliance with all applicable Sanctions and Export Control Laws.
18.    LITIGATION
18.1    Other than in respect of debt collection in the ordinary course of business, no Group Company is involved in any material civil, criminal, arbitration or administrative proceedings, claim, legal action, suit, litigation, prosecution, investigation or mediation in any jurisdiction (together, “Proceedings”).
18.2    No Proceedings are pending by or against any Group Company nor are there, so far as the Warrantors are aware, any facts or circumstances which may be reasonably likely to give rise to any such Proceedings being commenced by or against any Group Company.
18.3    There is no judgment, award, order or decision outstanding or pending against any Group Company.
18.4    No Group Company has, in the two years preceding the date of this Agreement, been involved in any proceedings with any person who is or was a supplier or customer of importance to the relevant Group Company.
19.    INSURANCE
19.1    Copies of all current material insurance policies maintained by the Group (the “Policies”) is set out in the Data Room folder 1.11. Such Policies provide adequate coverage for all risks incident to the Business of the Group Companies and their properties and assets, and are in character and amount at least equivalent to that carried by a third party engaged in similar business and subject to the same or similar perils or hazard.
19.2    Reasonable particulars of all material claims made on the Policies in the two year period immediately prior to the date of this Agreement are set out in the Disclosure Letter and/or folder 1.11.3.1 of the Data Room and there are no circumstances likely to give rise to a claim.
19.3    All premiums due and payable on the subsisting Policies have been paid in full.

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19.4    No Group Company has received any written notice in respect of any Policy which indicates that a material increase in premium is likely to occur.
19.5    The Policies are in full force and effect and no Group Company has been notified in writing that it has done or omitted to do anything the doing or omission of which would result in any Policy being void or invalid.
20.    INSOLVENCY
Receivership
20.1    No receiver or administrative receiver or manager or receiver and manager or trustee or similar person has been appointed of the whole or any part of the property, assets or undertaking of any Group Company.
Administration
20.2    No administrator has been appointed in respect of any Group Company, nor has any administration order been made in relation to any Group Company and no petition or application for such an order or any notice of appointment of, or of any intention to appoint, an administrator has been threatened, presented, made, served or filed.
Compromises
20.3    No voluntary arrangement, compromise, composition, scheme of arrangement, standstill agreement, deferral, rescheduling or other readjustment or reorganisation or other arrangement between any Group Company and its creditors and/or its members (or any class of either of them) (or any equivalent or similar procedure under the Laws of any jurisdiction in which a Group Company is incorporated or carries on the Business or has assets) has been proposed or approved by any Group Company.
Winding-up
20.4    No petition has been threatened or presented against any Group Company by any third party that is still outstanding and no order has been made, no resolution has been passed and no meeting has been convened for the purpose of winding up any Group Company or for the appointment of a provisional liquidator or special manager to a Group Company (or any equivalent or similar procedure under the Laws of any jurisdiction in which a Group Company is incorporated or carries on the Business or has assets). No Group Company has called any formal or informal meeting of all or any of its creditors.
Payment of debts
20.5    No Group Company has stopped paying its debts as and when they fall due nor is it insolvent or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which a Group Company is incorporated or carries on the Business).
Dissolution
20.6    No step has been taken with a view to the dissolution or striking-off the register of any Group Company.

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Part 3: Tax Warranties
1.    GENERAL
1.1    Each Group Company has in the four years preceding the date of this Agreement duly and punctually paid all Tax which it has become liable to pay or account for to a Taxation Authority.
1.2    Each Group Company has in the four years preceding the date of this Agreement duly and punctually complied with its obligations to deduct, withhold or retain all amounts of or on account of Tax at source from any payments made by it and has duly paid or accounted for such amounts as it was required to pay or account for to any relevant Taxation Authority and each Group Company has complied with all reporting obligations to any relevant Taxation Authority in connection with any such payments made.
1.3    No Group Company is or has been in the four years preceding the date of this Agreement liable to pay any penalty, interest, supplement, fine, default surcharge or other similar payment in connection with any Taxation.
1.4    No Group Company is party to any outstanding dispute with any Taxation Authority and no Group Company has been notified in writing that it is the subject of any review, audit or investigation by any Taxation Authority.
1.5    In the four years preceding the date of this Agreement, each Group Company has complied with all Taxation reporting obligations in all material respects including the submission of all notices, returns, reports, accounts, computations, statements, assessments and registrations and any other necessary information required to be submitted by the Group Companies to any Taxation Authority for the purposes of Taxation and has maintained all Taxation records required by Law to be maintained.
2.    TAX CLEARANCES
Any clearances and consents that have been applied for in the four years preceding the date of this Agreement by or on behalf of a Group Company from any Taxation Authority have been obtained and nothing has arisen since any such clearance or consent was obtained which would bring into question its validity.
3.    RESIDENCE
3.1    Each Group Company (other than U-POL USA and U-POL Russia) is resident for Tax purposes in its country of incorporation and does not have a permanent establishment in any other jurisdiction (other than U-POL Limited’s branch in South Africa).
3.2    U-POL US is dual-resident for Tax purposes in the US and the UK and does not have a permanent establishment in any other jurisdiction.
3.3    U-POL Russia is dual-resident for Tax purposes in Russia and the UK and does not have a permanent establishment in any other jurisdiction.
4.    TRANSFER PRICING
All transactions or arrangements made by any Group Company have been made on arm’s length terms. No notice, enquiry or adjustment has been made by any Taxation Authority in connection with any such transactions or arrangements.

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5.    ANTI-AVOIDANCE
No Group Company has been a party to, or has otherwise been involved in, any transaction, scheme or arrangement:
(a)    where the Group Company’s main purpose, or one of its main purposes of which, was the avoidance of a liability to Tax; or
(b)    which formed part of any notifiable arrangements (as defined for the purposes of part 7 Finance Act 2004 (Disclosure of Tax Avoidance Schemes)), any notifiable contribution arrangement for the purpose of the National Insurance Contribution (Application of Part 7 of the Finance Act 2004) Regulations 2007 (SI 2007/785) or any notifiable schemes for the purposes of Schedule 11A of the Value Added Tax Act 1994 (disclosure of avoidance schemes).
6.    VAT
6.1    The Company and the UK incorporated Subsidiaries are members of a group for UK VAT purposes (VRN: 232 4496 70) of which U-POL Limited is the representative member (the “VAT Group”).
6.2    The VAT Group has within the four years preceding the date of this Agreement complied in all material respects with all statutory provisions, regulations and written notices relating to VAT and has duly and punctually accounted for and/or paid to the relevant Taxation Authority all amounts of VAT which it ought to have so accounted for and/or paid.
6.3    The members of the VAT Group have not within the last four years been required by any Taxation Authority to give security or been in default in respect of any period for the purposes of section 59 or 59A of the VATA.
7.    STAMP TAXES
7.1    Each Group Company has paid all stamp duty land tax which it is liable to pay and has made all land transaction returns it is obliged to make within applicable time limits.
7.2    Any document that may be necessary in proving the title of each Group Company to any asset which is owned by that Group Company at the date of this Agreement, is duly stamped for stamp duty purposes. No such documents which are outside the UK would attract stamp duty if they were brought into the UK.
8.    GROUPS OF COMPANIES
8.1    Neither the execution nor completion of this Agreement, nor any other event since the Locked Box Date, will result in any chargeable assets being deemed to have been disposed of and reacquired by any Group Company for Tax purposes or to the clawback of any relief previously given.
8.2    All claims made by any Group Company for group relief were valid when made and have been or will be allowed by way of relief from corporation tax. The relevant Group Company met all procedural and other requirements of Part VIII of Schedule 18 to the Finance Act 1998 in respect of such claims.

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Part 4: Buyer’s Warranties

1.    ORGANISATION AND STANDING
1.1    The Buyer is a corporation that is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.
1.2    The Buyer is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the Buyer is incorporated or resident, as applicable).
2.    CAPACITY AND AUTHORITY
2.1    The Buyer has the requisite capacity and authority to enter into this Agreement, and each of the other Transaction Documents to which it is or will be a party.
2.2    The Buyer has obtained all corporate authorisations and all other consents, licenses and authorisations required to empower it to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party.
3.    NO BREACH
3.1    This Agreement and each of the other Transaction Documents to which it is or will be a party constitutes legal, valid and binding obligations of the Buyer in accordance with its and their respective terms.
3.2    Except as provided in clause 4, no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by the Buyer for the execution or implementation of this Agreement and each of the other Transaction Documents to which it is or will be a party and compliance with the terms of this Agreement and each of the other Transaction Documents to which it is or will be a party does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement or instrument to which the Buyer is a party; or
(b)    the constitutional documents or internal requirements of the Buyer; or
(c)    any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Buyer is bound.

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Part 5: Guarantor’s Warranties

4.    ORGANISATION AND STANDING
1.3    The Guarantor is a corporation that is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.
1.4    The Guarantor is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the Guarantor is incorporated or resident, as applicable).
5.    CAPACITY AND AUTHORITY
5.1    The Guarantor has the requisite capacity and authority to enter into this Agreement, and each of the other Transaction Documents to which it is or will be a party.
5.2    The Guarantor has obtained all corporate authorisations and all other consents, licenses and authorisations required to empower it to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party.
6.    NO BREACH
6.1    This Agreement and each of the other Transaction Documents to which it is or will be a party constitutes legal, valid and binding obligations of the Guarantor in accordance with its and their respective terms.
6.2    Except as provided in clause 4, no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by the Guarantor for the execution or implementation of this Agreement and each of the other Transaction Documents to which it is or will be a party and compliance with the terms of this Agreement and each of the other Transaction Documents to which it is or will be a party does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement or instrument to which the Guarantor is a party; or
(b)    the constitutional documents or internal requirements of the Guarantor; or
(c)    any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Guarantor is bound.

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Schedule 6

Tax Covenant
Part 1:

Definitions and interpretation

1    Definitions and interpretation
1.1    In this Schedule 6 the following words have the following meanings unless the context requires otherwise:
“Accounts Relief” means any Relief which:
(a)    has been shown as an asset in the Accounts; or
(b)    has been taken into account in computing (and so reducing or eliminating) any provision for deferred Tax which appears or which but for the availability or presumed availability of the Relief would have appeared in the Accounts;
“Buyer’s Relief” means:
(a)    an Accounts Relief; and/or
(b)    any Relief which arises in respect of any period or Event between the Locked Box Date and the Completion Date in the ordinary course of a Group Company’s business;
(c)    any Relief which arises to a Group Company in respect of any Event occurring after Completion; and/or
(d)    any Relief, whenever arising, of the Buyer or any member of the Buyer’s Tax Group other than a Group Company;
“Buyer’s Tax Group” means the Buyer and any other company or companies that are, from time to time, treated as members of the same group as, or otherwise connected or associated in any way with, the Buyer for any Tax purpose;
“Claim for Tax” means any assessment, demand, letter, notice or other document issued or action taken by or on behalf of any Taxation Authority indicating that any person is or may be placed or sought to be placed under a Liability to Tax;
“Event” means any act, event, transaction or omission whatsoever and includes (without limitation) the expiry of a period of time, a Group Company becoming or ceasing to be associated with any other person for any Tax purpose or ceasing to be, or becoming, resident in any country for any Tax purpose, the commencement or cessation of any trade or other activity, the appropriation of any trading stock, the death, winding up or dissolution of any person, the earning, receipt or accrual for any Tax purpose of any income, profit or gains, the incurring of any loss or expenditure, and the execution of this Agreement and Completion, and any reference to an Event occurring on or before a particular date shall include Events that, for Tax purposes, are deemed to have, or are treated or regarded as having, occurred on or before that date;
“Group Relief” means  any or all of the following:
(a)    relief surrendered or claimed under Part 5 of the CTA 2010 (Chapter IV of Part X of ICTA 1988);

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(b)    advance corporation tax capable of being surrendered or claimed under regulation 13 of the Corporation Tax (Treatment of Unrelieved Surplus Advance Corporation Tax) Regulations 1999 (SI 1999/358);
(c)    a Tax refund capable of being surrendered or claimed under section 963 of the CTA 2010 (section 102 of the Finance Act 1989);
(d)    the notional transfer of an asset or reallocation of a gain or loss under sections 171A or 179A of TCGA 1992 and the notional reallocation of a gain under section 792 of the CTA 2009 (paragraph 66 of Schedule 29 to the Finance Act 2002 for accounting periods ending before 1 April 2009); and
(e)    any other Relief available between members of a group for Tax purposes.
“Liability to Tax” means:
(a)    any liability to make an actual payment of Tax;
(b)    the loss of any Accounts Relief; and
(c)    the utilisation (whether by offset or deduction against or from Profits, Tax or otherwise) of any Buyer’s Relief in circumstances where, but for the utilisation, any Group Company would have had a liability to Tax falling within paragraph (a) of this definition;
“Profits” means income, profits or gains and references to “Profits earned, accrued or received” include Profits deemed to have been earned, accrued or received for Tax purposes; and
“Relief” means any allowance, charge, credit, debit, deduction, exemption, expense, relief or set-off in computing income, profits or gains, or against Tax or any right to repayment of Tax and references to the “loss” of any Relief means the total or partial counteraction, disallowance, loss, non-availability or utilisation of a Relief, and “lose” and “lost” shall be construed accordingly.
1.2    References to a repayment of Tax shall include any repayment supplement or interest in respect of it.
1.3    Any stamp duty charged on any document that is necessary to establish the title of a Group Company to any asset, and any interest, fine or penalty relating to the stamp duty, shall be deemed to be a liability of that Group Company to make an actual payment of Tax because of an Event occurring on (i) the last day on which it would have been necessary to pay the stamp duty to avoid any liability to interest arising on it, or (ii) the first day on which such document was brought within the UK.
1.4    References to the due date for payment of any Tax shall mean the last day on which that Tax may be paid without incurring, and without any relevant Taxation Authority having power to impose, any fine, interest, penalty, surcharge or other similar imposition (after taking into account any postponement of the date that was obtained for the payment of that Tax).
1.5    Reference to legislation include all acts of Parliament, statutory instruments and any other legislation having the force of law in England and Wales.

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Part 2:

Covenants
1    Tax Covenant
1.1    Subject to the provisions of Schedule 6 and Schedule 7, the Warrantors severally covenant to pay to the Buyer an amount equal to any Liability to Tax of any Group Company:
(a)    arising as a result of any Event occurring on or before Completion; or
(b)    in respect of, or by reference to, any Profits earned, accrued or received on or before Completion; or
(c)    for payments in respect of Tax that arise solely due to the relationship for Tax purposes before Completion of any Group Company with any person other than a member of the Buyer’s Tax Group, whether arising before or after Completion; or
(d)    that is a liability of any Group Company to account for income tax or National Insurance contributions (NICs), whether arising before or after Completion, in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities, or in respect of any acquisition, holding, variation or disposal of employment-related securities (as defined for the purposes of Part 7 of ITEPA 2003) where the acquisition of the security or the grant of the option, or other right to acquire the security occurred on or before Completion; or
(e)    under Part 7A of ITEPA 2003, whether arising before or after Completion, including any liability arising as a consequence of any payments or loans made to, any assets made available or transferred to, or any assets earmarked (however informally) for the benefit of any employee or former employee of any Group Company, or for the benefit of any relevant person, by an employee benefit trust (EBT) or another third party where the arrangement giving rise to the charge was entered into at a time when the third party was acting on the instructions of, or for the benefit of, the Sellers or an associate of the Sellers; or
(f)    arising from a loss, in whole or in part, of the right of any Group Company to receive any payment (other than from a member of the Buyer’s Tax Group) for Group Relief under any arrangement or agreement entered into on or before Completion where the payment was taken into account in the Accounts, together with all costs and expenses reasonably and properly incurred by the Buyer or any Group Company in connection with any such Liability to Tax or in successfully bringing any claim under the provisions of this Schedule 6.
Amount of and Date for Payment by Warrantors
1.2    The amount that is to be treated under the Tax Covenant as a Liability to Tax and the dates on which payment shall be made by the Warrantors to the Buyer shall be:
(a)    in the case of a liability under paragraph (a) of the definition of Liability to Tax, the amount of the payment or increase in payment, in which case payment shall be made by the Warrantors on the date falling five Business Days before the date on which such Liability to Tax is due to be paid by a Group Company;
(b)    in the case of a liability under paragraph (b) of the definition of Liability to Tax:
(i)    if the Accounts Relief is a right to repayment of Tax, the amount of the repayment that is lost, in which case payment shall be made by the Warrantors on the date on which the repayment would have been due from the relevant Taxation Authority; or
(ii)    in any other such case, the amount of Tax that would have been saved but for the loss of the Accounts Relief on the assumption that the relevant Group

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Company would have been able to fully utilise the Relief (whether by offset or deduction against or from Profits or Tax, or otherwise) in the accounting period during which the Accounts Relief was lost, in which case payment shall be made by the Warrantors on the date falling five Business Days before the date on which the Tax that would have been saved falls due; and
(c)    in the case of a liability under (c) of the definition of Liability to Tax, the amount of Tax that has been saved in consequence of the utilisation, in which case payment shall be made by the Warrantors on the date falling five Business Days before the date on which the Taxation saved would have been due, provided that if the date falling five Business Days after the Buyer has given written notice to the Warrantors of the amount due from the Warrantors falls after the date for payment determined under paragraphs (a) to (c) above, then the date for payment shall be such later date instead.
1.3    The date on which the Warrantors shall pay an amount equal to any costs and expenses falling within paragraph 1.1 shall be the date falling five Business Days after the Buyer gives the Warrantors written notice of the amount of the costs and expenses.
2    Buyer’s Covenant
2.1    The Buyer covenants to pay to the Sellers (or any of them) an amount equal to any Liability to Tax of the Sellers (or any of them) relating to any of the following Events occurring or deemed to occur after Completion:
(a)    the relevant Group Company or any member of the Buyer’s Group failing to pay any Tax to which it is liable and for which the Buyer would not have been entitled to make a Tax Covenant Claim if the relevant Group Company or the relevant member of the Buyer’s Tax Group had paid that liability; and
(b)    the relevant Group Company or any member of the Buyer’s Group ceasing to be resident in its jurisdiction of incorporation for Tax purposes (in respect of a member of the Buyer’s Tax Group).
2.2    Any payment made by the Buyer under paragraph 2.1 shall be made in cleared funds five Business Days before the last day on which the relevant payment of Tax is due to be made to the relevant Taxation Authority without incurring any liability to interest or penalties.
2.3    The Buyer covenants to pay to the Sellers an amount equal to all costs and expenses reasonably and properly incurred by the Sellers in connection with any Liability to Tax as described in paragraph 2.1 or any action taken under this paragraph 2.

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Part 3:

Limitations and General
1    Limitations on liability
1.1    The liability of the Warrantors for any Tax Covenant Claim shall be reduced if and to the extent that the Liability to Tax shall have been reflected in damages and recovered for breach of a Warranty or otherwise recovered in respect of a breach of or pursuant to any part of the Tax Covenant or any other part of the Agreement or pursuant to any insurance policy.
1.2    The Warrantors shall not be liable to the Buyer for a Tax Covenant Claim in respect of any Liability to Tax or other liability or for costs and expenses associated with it to the extent that:
(a)    an allowance, provision or reserve in respect of such Liability to Tax or other liability was included in the Accounts or payment or discharge of it was taken into account therein, provided that in relation to costs and expenses associated with a Tax Covenant Claim this paragraph (a) shall operate to limit the Warrantors’ liability in relation to those costs and expenses only to the extent that the costs and expenses were themselves so allowed, provided, reserved or taken into account; or
(b)    the Liability to Tax or other liability arises or is increased as a result of:
(i)    any increase in rates of Tax; or
(ii)    the entry into force of, amendment or repeal of any legislation or change in the judicial interpretation of any legislation; or
(iii)    the entry into force, amendment or withdrawal of any published practice of any Taxation Authority; or
(iv)    any change in accounting practice or principles or any change in the bases on which the accounts of the relevant Group Company are prepared except in each case in order to comply with generally accepted accounting practice applicable to the preparation of such Group Company’s accounts at Completion; or
(v)    any change in the date to which the relevant Group Company makes up its accounts other than to comply with generally accepted accounting principles, taking effect in any such case after Completion; or
(c)    such Liability to Tax or other liability would not have arisen but for a voluntary act, transaction or omission carried out or effected by the Buyer or the relevant Group Company at any time after Completion, other than any act, transaction or omission:
(i)    which the Buyer was not aware and could not reasonably have been aware (having taken such professional advice as a prudent business person would have been reasonably expected to take) might give rise to the Liability to Tax; or
(ii)    which was carried out or effected under a legally binding commitment created on or before Completion; or
(iii)    in the ordinary course of business of the relevant Group Company as carried on at Completion; or
(d)    such Liability to Tax or other liability would not have arisen or would have been reduced or eliminated but for:
(i)    a failure or omission on the part of the Buyer or any Group Company after Completion to make, adjust or revise any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing, the making, adjustment, revision, giving or doing of which was taken into account in computing any provision or reserve for Tax in the Accounts or in

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determining that no such provision or reserve needed to be made, was expressly described in the Disclosure Letter in sufficient detail to allow the making, adjustment, revision, giving or doing of the claim, election, surrender, disclaimer, notice or consent; or
(ii)    any claim, election, surrender, disclaimer, notice, consent or other action made, adjusted, revised, given or done after Completion by or on behalf of any Group Company or the Buyer where the making, adjustment, revision, giving or doing of such claim, election, surrender, disclaimer, notice, consent or other thing was not assumed or reflected in computing any provision or reserve for Tax in the Accounts or in determining that no such provision or reserve needed to be made; or
(e)    the Profits in respect of which such Liability to Tax or other liability arises were Profits actually (and not merely deemed for a Tax purpose to have been) earned, accrued or received by any Group Company but which were not reflected in the Accounts; or
(f)    it arises as a result of a transaction in the ordinary course of business of the Group Company between the Locked Box Date and Completion; or
(g)    such Liability to Tax or other liability arises or is increased as a consequence of any failure by the Buyer or any Group Company to comply with any of their respective obligations under this Agreement (including this Schedule); or
(h)    the Buyer or any Group Company has already been compensated in respect of such Liability to Tax or other liability (including pursuant to any insurance policy); or
(i)    there is available to the relevant Group Company to relieve or mitigate such Liability to Tax or other liability any Relief which is not a Buyer’s Relief; or
(j)    such liability to Tax or other liability constitutes Permitted Leakage; or
(k)    such Liability to Tax or other liability would not have arisen or would have been reduced but for a cessation of trade or a change in the nature or conduct of a trade carried on by any Group Company in either case occurring after Completion.
1.3    The limitations in Schedule 7 shall apply to Tax Covenant Claims to the extent expressly stated therein.
2    Claims Procedure
Should the Buyer or any Group Company become aware of a Claim for Tax which may result in a Tax Covenant Claim, the Buyer shall:
(a)    promptly give, or procure that the relevant Group Company promptly gives, written notice of that Claim for Tax to the Warrantors; and
(b)    procure that the relevant Group Company promptly provides the Warrantors with copies of any material correspondence with the Taxation Authority in connection with the Claim.
3    Tax Returns
3.1    The Warrantors may, at their election and at the relevant Group Company’s expense, prepare the tax returns and computations of each Group Company for all periods ended on or before the Locked Box Date to the extent that they have not been prepared prior to the Locked Box Date (the “Pre-Accounts Date Returns”).
3.2    Subject to the Warrantors having made such election pursuant to paragraph 3.1 above, the Warrantors shall provide to the Buyer drafts of each Pre-Accounts Date Return in the form in which the Warrantors propose that they should be submitted to the relevant Taxation Authority at least 20 Business Days before the latest date on which the Pre-Accounts Date Return must be submitted to such Taxation Authority. The Warrantors shall consider in good faith any

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reasonable comments in relation to the Pre-Accounts Date Returns as may be provided in writing by the Buyer or its duly authorised agent to the Warrantors within 10 Business Days of the Warrantors providing drafts to the Buyer as mentioned in this paragraph 3.2 and shall then provide the Pre-Accounts Date Returns to the Buyer.
3.3    Subject to the Warrantors complying with its obligations under paragraph 3.2 above, the Buyer shall procure that each Group Company authorises, signs and submits the Pre-Accounts Date Returns referred to in paragraph 3.2 to the relevant Taxation Authority, provided that the Buyer shall not be obliged to procure that any Group Company takes any action under this paragraph 3 which would cause any tax return not to be true and accurate in all material respects.
3.4    The Buyer shall provide the Warrantors and the Warrantors’ duly authorised agent with a draft of any tax return relating to the period current at the Locked Box Date at least 20 Business Days before the latest date on which such tax return must be submitted to the relevant Taxation Authority. The Buyer shall incorporate any reasonable comments in relation to such tax returns as may be provided in writing by the Warrantors or their duly authorised agent to the Buyer or its duly authorised advisers within 10 Business Days of the Buyer providing drafts to the Warrantors under this paragraph 3.4.
3.5    The Buyer shall upon reasonable written notice being given by the Warrantors procure that the relevant Group Company shall afford such access to its accounts, books, personnel and records as is necessary and reasonable to enable the Warrantors or their duly authorised agent to prepare all relevant tax returns and conduct matters relating thereto in accordance with the Warrantors’ rights and obligations under this paragraph 3.
3.6    The Buyer shall procure that the relevant Group Company shall at the written request of the Warrantors do all such things which may be reasonably necessary to ensure that full effect is given to any claim, election, surrender, disclaimer, notice or consent made to or by the relevant Group Company and which is reflected or taken into account in the Accounts and expressly described in the Disclosure Letter, including for the avoidance of doubt signing and submitting any revised claim, election, surrender, disclaimer, notice or consent and progressing any such claim, election, surrender, disclaimer, notice or consent or revised claim, election, surrender, disclaimer, notice or consent with the relevant Taxation Authority.

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Schedule 7

Limitations on Claims
1.    SCOPE
The parties agree that the provisions of this Schedule shall operate to limit the liability of the Sellers in respect of any Claims. For the purposes of this Schedule, any reference to “Sellers” shall include the Warrantors and the Covenantors in their capacities as such, and any reference to the “Sellers” in respect of any matter relating to the Business Warranties and/or Tax Covenant, shall be deemed to be a reference to the Warrantors insofar as such matter relates to the Business Warranties and/or Tax Covenant.
2.    TIME LIMITS
2.1    The Sellers shall not be liable for any Claim (other than a Business Warranty Claim or Tax Covenant Claim) unless written notice of such Claim has been given to the relevant Seller(s) by or on behalf of the Buyer as soon as reasonably practicable after the relevant fact, matter, event or circumstance has arisen and in any event on or before the date which is six years from the Completion Date.
2.2    The Warrantors shall not be liable for any Business Warranty Claim or Tax Covenant Claim unless written notice of such Claim has been given to the relevant Warrantor(s) by or on behalf of the Buyer as soon as reasonably practicable after the Buyer becomes aware of such Claim and in any event on or before the date which is 12 months from the Completion Date.
2.3    The written notice of the Business Warranty Claim or Tax Covenant Claim referred to in paragraph 2.2 above shall include reasonable details of the nature of such Claim, the circumstances giving rise to it and the Buyer’s bona fide estimate of any alleged loss.
2.4    Any Business Warranty Claim or Tax Covenant Claim shall be deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) (and no new Claim can be made in respect of the facts giving rise to such withdrawn Claim) unless legal proceedings in respect thereof have been commenced within nine months of the giving of written notice of the Claim, and for this purpose such legal proceedings shall not be deemed to have commenced unless they have been issued and validly served upon each of the relevant Warrantors against whom such Claim is made.
3.    MAXIMUM LIABILITY
3.1    Subject to paragraph 3.2 below, the maximum aggregate liability of a Seller in respect of (i) any and all Claims (excluding any Leakage Claims pursuant to clause 8), shall not exceed an amount equal to the Sale Proceeds received by such Seller; and (ii) any Leakage Claim pursuant to clause 8, shall not exceed an amount equal to the Leakage actually received or benefitted from by such Seller and/or its Connected Persons in accordance with clause 8.2.
3.2    The maximum aggregate liability of the Warrantors for any and all Business Warranty Claims and Tax Covenant Claims shall be limited to (and shall in no event exceed) £1, notwithstanding any subsequent non-payment under the W&I Policy or any vitiation or expiry or termination of the W&I Policy or insolvency of the underwriters of the W&I Policy or for any other reason whatsoever.
3.3    For the purposes of the limits set out in paragraph 3.2, the liability of the Sellers shall be deemed to include the amount of all costs, expenses and other liabilities payable by the Sellers in connection with the satisfaction, settlement or determination of any such Claims.

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4.    INSURANCE
4.1    The Buyer shall seek recovery of its damages and compensation in respect of all Business Warranty Claims and Tax Covenant Claims for an amount above £1 only under the W&I Policy and shall not seek recovery of its damages or compensation from the Warrantors in respect of any such Business Warranty Claims or Tax Covenant Claims.
4.2    The Buyer shall ensure that the W&I Policy includes an express waiver of any rights of subrogation against the Warrantors (except in the event of fraud by the Warrantors).
5.    THRESHOLD AND DE MINIMIS
5.1    The Warrantors shall not be liable for any Business Warranty Claim unless the aggregate amount of liability for such Business Warranty Claim, when taken together with the aggregate amount of liability for all other Business Warranty Claims, exceeds £1,070,000 (the “Threshold”).
5.2    The Warrantors shall not be liable for any Business Warranty Claim if the amount of the liability in respect of that Business Warranty Claim does not exceed £150,000 (a “De Minimis Claim”) and no such De Minimis Claim shall count towards the Threshold.
6.    REMEDIABLE BREACHES
The Sellers shall not be liable for any Business Warranty Claim or Tax Covenant Claim to the extent that the fact, matter, event or circumstance giving rise to such Claim is remediable and is remedied by, or at the expense of, the relevant Sellers within 30 days of the date on which written notice of such Claim is received by the Sellers pursuant to paragraph 2 of this Schedule 7.
7.    CONTINGENT LIABILITIES
The Sellers shall not be liable for any Claim which arises by reason of a liability which, at the time when written notice of the Claim is given to the Sellers pursuant to paragraph 2 of this Schedule 7, is contingent only or is otherwise not capable of being quantified and the Sellers shall not be liable to make any payment in respect of such Claim unless and until the liability becomes an actual liability or (as the case may be) becomes capable of being quantified and, in the case of a liability in respect of Taxation, it becomes due and payable, save that this paragraph 7 of this Schedule 7 shall not apply to any Leakage Claims pursuant to clause 8.
8.    ALLOWANCES, PROVISIONS AND RESERVES
The Warrantors shall not be liable for a Business Warranty Claim (other than a Tax Warranty Claim) if any specific allowance, provision or reserve has been made in the Accounts or the Management Accounts in respect of the fact, matter, event or circumstance giving rise to such Business Warranty Claim.
9.    CHANGES ON AND/OR AFTER COMPLETION
The Warrantors shall not be liable for any Business Warranty Claim to the extent that it arises, or is increased by:
(a)    any decision of any court or tribunal or the passing or coming into force of or any change in any legislation, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including the withdrawal of any extra statutory concession of a Taxation Authority), or any change in judicial interpretation of legislation, in each case made on and/or after Completion;

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(b)    any increase in rates of Taxation or variation in the method of applying or calculating the rate of Taxation made on and/or after Completion;
(c)    any change in any accounting reference date, accounting basis, policy, practice or approach of, or applicable to, any Group Company or the Buyer or any member of the Buyer’s Group, or any change in the way an accounting basis is adapted for Tax purposes, in each case, made on and/or after Completion (save where such change is required to conform such policy or practice with generally accepted policies or practices in force as at the Completion Date);
(d)    any cessation of, or any material change in, the nature or conduct of any business carried on by the Buyer or any Group Company, occurring on and/or after Completion; or
(e)    any failure by the Buyer to comply with, or any breach of, any of its obligations under the Agreement or any Transaction Document.
10.    THIRD PARTY CLAIMS
If any member of the Buyer’s Group becomes aware of any actual or threatened assessment, claim, action or demand by a third party against any member of the Buyer’s Group (a “Third Party Claim”) which causes or which, in the Buyer’s reasonable opinion, is likely to result in a breach of a Business Warranty and will or is likely to result in a Business Warranty Claim against any of the Warrantors, the Buyer shall (and shall procure, where relevant, that the relevant member of the Buyer’s Group shall):
(a)    as soon as is reasonably practicable, give written notice and reasonable details of the Third Party Claim to the Warrantors; and
(b)    consult in good faith with the Warrantors as to any ways in which the Third Party Claim might be avoided, disputed, resisted, mitigated, settled, compromised, defended or appealed.
11.    BUYER’S AWARENESS
The Warrantors shall not be liable for any Business Warranty Claim to the extent that the Buyer or any other member of the Buyer’s Group (excluding the Group Companies) is, at the date of this Agreement, aware of any fact, matter, event or circumstance giving rise to the Business Warranty Claim. For this purpose, the awareness of the Buyer and the relevant members of the Buyer’s Group shall be deemed to be the actual knowledge of Jeremy Rohen, John Kurila and Alex Tablin-Wolf.
12.    NO DOUBLE RECOVERY
If the same fact, matter, event or circumstance gives rise to more than one Claim, the Buyer shall not be entitled to recover more than once from any Seller in respect of the same loss or damage, regardless of whether more than one Claim arises in respect of the same loss or damage.
13.    MITIGATION
The Buyer shall (and shall procure that each member of the Buyer’s Group shall) take all reasonable action(s) to mitigate any loss suffered by it or the relevant member(s) of the Group, which is or might result in a Business Warranty Claim against any of the Sellers.

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Schedule 8

Permitted Leakage
1.    The payments of:
1.1    any amount specifically provided for in this Agreement and/or another Transaction Document, or the Accounts;
1.2    any payments undertaken at the written request, or with the written consent, of the Buyer (provided that the Buyer specifically agrees pursuant to such written request or written consent that such amount constitutes Permitted Leakage);
1.3    any Disclosed Transaction Costs incurred or paid or agreed to be paid or payable;
1.4    any expenses, salary, fees, emoluments, bonuses and benefits payable to the Management Sellers and/or their respective Connected Persons in their role as employees, consultants or officers of any Group Company in the ordinary course of business and paid, payable, due or accrued under any service or other consultancy agreement Disclosed to the Buyer or by virtue of their employment, consultancy or directorship on terms Disclosed to the Buyer and in force at the date of this Agreement;
1.5    any management, monitoring, investor director charges, fees or expenses of any nature made by a Group Company to the Institutional Sellers and/or any member of the Institutional Seller’s Group in an amount of:
(a)    in respect of Graphite, a quarterly fee of £32,290.28 (excluding VAT) (accruing on a daily basis); and
(b)    in respect of Dunedin, an annual fee of £38,030.32 (excluding VAT) (accruing on a daily basis);
1.6    the redemption of £3,000,000 in aggregate principal amount of A Loan Notes and B Loan Notes in February 2021 in the amounts set out in the appendix of document 1.2.2.9 in the Data Room;
1.7    the redemption of £3,000,000 in aggregate principal amount of A Loan Notes and B Loan Notes in April 2021 in the amounts set out in the appendix of document 1.2.2.11 in the Data Room;
1.8    payment of the Loan Note Redemption Amount pursuant to this Agreement;
1.9    the issue of any PIK Notes, and the accrual of interest on the Loan Notes (including for the avoidance of doubt any PIK Notes), pursuant to the Loan Note Instruments;
1.10    any Tax arising in respect of any of the payments listed in paragraphs 1.1 to 1.9 (inclusive) above including, for the avoidance of doubt, Pay as You Earn, Income Tax, Class 1 National Insurance Contributions and Class 1A National Insurance contributions on the settlement of Disclosed Transaction Costs on behalf of the Management Sellers.

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Schedule 9

Material Customers and Material Suppliers
Part 1: Material Customers

EU-322659

Part 2: Material Suppliers

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Schedule 10
Position Pending Completion
1.    Subject to paragraph 3 below, each Management Seller shall procure that: (i) the Company and each of the Subsidiaries shall continue to operate its business in the ordinary course and consistent with past practice; and (ii) except with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), the Company and each of the Subsidiaries shall not at any time prior to Completion:
(a)    make any alteration to its memorandum or Articles of Association or any other document or agreement establishing, evidencing or relating to its constitution or operation;
(b)    alter its share or loan capital or the rights attaching to any of its shares or loan capital;
(c)    create, allot, issue, redeem, repay, purchase, consolidate, convert, subdivide or reduce any share or loan capital or any securities convertible into shares or grant any options for the issue of any such securities;
(d)    declare, make or pay any dividend or make any other distribution (whether of capital or of profits);
(e)    subscribe or otherwise acquire, or dispose of any shares in the capital of any company;
(f)    acquire or dispose (whether by one transaction or by a series of transactions) of the whole or part of its business, undertaking or assets or of any other person, firm or company;
(g)    enter into any transaction, or make any payment, otherwise than on arm’s length terms;
(h)    cease to carry on its business or be wound up or enter into receivership, administrative receivership or any form of management or administration of its assets (or any equivalent process in any jurisdiction);
(i)    apply or permit its directors to apply to the court for an administration order or similar order to be made in respect of it;
(j)    make any change to its auditors or its bankers or to any accounting procedures or policies or basis of drawing up accounts or change its accounting reference date;
(k)    change its residence for Tax purposes or establish a presence for any Tax purpose in a jurisdiction other than its jurisdiction of incorporation;
(l)    take any loans, borrowings or other form of funding or financial facility or assistance, other than in the ordinary course of business under facilities available to the relevant Group Company at the date of this Agreement;
(m)    create or allow to subsist or redeem any Encumbrance upon or over the whole or any part of its undertaking, property or assets;
(n)    prematurely repay or prepay or amend the terms of any loans, borrowings or other financial facilities or assistance made available to it or pay its creditors other than in the ordinary course of business, or change its policy in relation to the payment of creditors;

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(o)    grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any other person (other than another Group Company);
(p)    enter into or vary any transaction or arrangement with, or for the benefit of, any of its directors or shareholders or any other person who is a Connected Person with any of its directors or shareholders;
(q)    do anything which such Management Seller actually knows (at the time of such action) would directly affect the continuation and validity of any material licence or consent upon which the Business depends or fail to renew any such licence or consent;
(r)    assign or dispose of any of the Properties, or grant any lease in respect of the Properties or any part of any of them or do anything which such Management Seller actually knows (at the time of such action) would directly affect the existing use of any of the Properties, including making any material alterations to the same or terminating or giving a notice to terminate any lease or licence under which any Properties is held or varying the material terms thereof;
(s)    enter into any partnership, consortium, association or joint venture or any other agreement or arrangement for the sharing of profits or assets;
(t)    incur any capital commitment that exceeds £500,000 in the Group’s financial year, other than where it is in accordance with the Group’s forecast for the 2021 or 2022 financial year;
(u)    engage any person on a gross annual salary of more than £70,000 (or equivalent currency as at the date of this Agreement) per annum; or, appoint any new director or officer or materially alter the terms of employment or engagement of any director or officer;
(v)    terminate or give notice to terminate the employment of any person on a gross annual salary of more than £70,000 per annum (save in the case of gross misconduct);
(w)    enter into any new death, retirement, pension, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its directors, officers or employees or make any material variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme, or effect any key man insurance (save that this paragraph 1(w) shall not apply to any renewal of any existing scheme or insurance);
(x)    make or permit any material amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give notice to terminate any Material Customer Contract or Material Supplier Contract; or
(y)    commence, compromise, settle, waive a right in respect of or discontinue any legal or arbitration proceedings (save for the collection of debts arising in the ordinary course of business).
2.    Subject to paragraph 3 below, each Institutional Seller shall not exercise its rights as a member of the Company to approve any of the actions referred to in (a) to (y) (inclusive) of paragraph 1 above prior to Completion, without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed).
3.    The prior written consent of the Buyer shall not be required for any action referred to in (a) to (y) (inclusive) of paragraph 1 above if such action is either:

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(a)    reasonably required in order to comply with or implement, this Agreement or any of the other Transaction Documents;
(b)    required to be taken in order to comply with any applicable Law, Governmental Entity or stock exchange;
(c)    required to fulfil an obligation of a Group Company existing at the date of this Agreement (to the extent such obligation has been Disclosed); or
(d)    reasonably required to be taken by a Group Company in an emergency or disaster situation with the intention of minimising any adverse effect of such situation in relation to any Group Company or any Seller or any member of any Institutional Seller’s Group (or any of their respective officers and employees), including any action taken by a Group Company in response to COVID-19, provided that (i) the Management Sellers shall notify the Buyer in reasonable detail to enable the Buyer to make a reasonably accurate assessment of the situation (and, for the avoidance of doubt, the delivery of such notice shall not limit or otherwise affect the remedies available to the Buyer); and (ii) if requested by the Buyer, use its reasonable endeavours to procure that the notified occurrence is prevented or remedied.

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Schedule 11
List of Competition Authorities

1.    Austria
2.    Russia

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SIGNATURES

EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘A’ acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘B’ acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham….for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘C’ acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘D’ acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘E’ LP acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII ‘F’ LP acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………....
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII TOP UP FUND acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL PARTNERS VII TOP UP FUND PLUS acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by …James Markham………. for and on behalf of GRAPHITE CAPITAL FOUNDER PARTNER VII acting by its general partner GRAPHITE CAPITAL GENERAL PARTNER VII LLP	) ) ) ) ……/s/ James Markham………...
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EXECUTED as a DEED by ……Ross Marshall……. for and on behalf of DUNEDIN BUYOUT FUND II L.P.	) ) ) ) ……/s/ Ross Marshall…………...
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EXECUTED as a DEED by GUY WILLIAMS	) ) ) ………/s/ Guy Williams……...
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EXECUTED as a DEED by MICHAEL COOMBES	) ) ) ……/s/ Michael Coombes…...
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EXECUTED as a DEED by MICHAEL PENTECOST	) ) ) …/s/ Michael Pentecost………...
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EXECUTED as a DEED by WILLIAM JONES	) ) ) ……/s/ William Jones…………...
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EXECUTED as a DEED by WADE BOWMAN	) ) ) ……/s/ Wade Bowman………...
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EXECUTED as a DEED by SIMON ALDERSLEY	) ) ) ………/s/ Simon Aldersley……...
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EXECUTED as a DEED by BRANDON MOSS	) ) ) ……/s/ Brandon Moss………...
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EXECUTED as a DEED by ALLISON COCHRANE	) ) ) ……/s/ Allison Cochrane……...
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EXECUTED as a DEED by AXALTA COATING SYSTEMS UK HOLDING LIMITED	) ) …/s/ James Ian Blenkinsopp...
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EXECUTED as a DEED by AXALTA COATING SYSTEMS LTD.	) ) ……/s/ Jeremy Rohen………...
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